Exhibit 10.19

Execution Version

THIRD AMENDMENT AND JOINDER

TO CREDIT AGREEMENT

THIS THIRD AMENDMENT AND JOINDER TO CREDIT AGREEMENT (“Amendment”) is dated to be effective as of the 6’h day of March, 2020 (“Effective Date”), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (“Administrative Agent”); (b) the undersigned lenders (the “Lenders”) which are parties to the “Credit Agreement” (as defined below); (c) LDRV HOLDINGS CORP., a Delaware corporation (“LDRV”), LAZYDAYS RV AMERICA, LLC, LAZYDAYS RV DISCOUNT, LLC, LAZYDAYS MILE HI RV, LLC, LAZYDAYS OF MINNEAPOLIS LLC, LDRV OF TENNESSEE LLC, LAZYDA YS OF CENTRAL FLORIDA, LLC, each a Delaware limited liability company (together with LDRV, each an “Existing Borrower” and, collectively, the “Existing Borrowers”); (d) LONE STAR ACQUISITION LLC, a Delaware limited liability company, authorized to conduct business in the State of Texas as LONE STAR LAND OF HOUSTON, LLC (“Mortgage Loan Borrower”); (e) LONE STAR DIVERSIFIED, LLC, a Delaware limited liability company (“Diversified”); and (f) LAZYDAYS HOLDINGS, INC., a Delaware corporation (“Pubco Guarantor’’), LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation (“Parent Guarantor”), and LAZYDAYS LAND HOLDINGS, LLC, a Delaware limited liability company (together with Pubco Guarantor and Parent Guarantor, collectively, the “Existing Guarantors”). The Mortgage Loan Borrower and Diversified are referred to collectively as the “Additional Loan Parties,” The Mortgage Loan Borrower, Diversified, and the Existing Borrowers, each in its capacity as a guarantor of various Obligations as described below, together with the Existing Guarantors, are collectively referred to as the “Guarantors”. The Existing Borrowers, the Mortgage Loan Borrower, and Diversified, in its capacity as a Borrower, are collectively referred to in this Amendment as the “Borrowers.” The Borrowers and the Guarantors are collectively referred to in this Amendment as the “Obligors.” The Administrative Agent and the Lenders are collectively referred to in this Amendment as the “Credit Parties.” The Obligors and the Credit Parties are collectively referred to as the “Parties.”

RECITALS

The Administrative Agent, the Lenders party thereto, and the Existing Borrowers have entered into a Credit Agreement dated as of March 15, 2018 (“Original Credit Agreement”), as amended pursuant to the First Amendment to Credit Agreement dated as of June 30, 2018 and the Second Amendment to Credit Agreement dated as of December 6, 2018, and modified pursuant to the Joinder Agreement and Counterpart dated August 7, 2018 by Lazydays of Minneapolis LLC as an additional co-Borrower, pursuant to the Joinder Agreement and Counterpart dated as of December 6, 2018 by LDRV of Tennessee LLC, as an additional co-Borrower, and pursuant to the Joinder Agreement and Counterpart dated as of August 1, 2019 by Lazydays of Central Florida, LLC, as an additional co-Borrower (the Original Credit Agreement, as so amended and modified, collectively, the “Credit Agreement”), and the various other “Credit Documents,” as such term is defined in the Credit Agreement. All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement.

The Existing Guarantors have executed and delivered to the Credit Parties a Guaranty Agreement dated as of March 15, 2018 (the “Original Guaranty Agreement”) and various other Credit Documents in connection with the Credit Agreement.

Pursuant to Section 5.15.3 of the Credit Agreement, the Additional Loan Parties which are wholly owned subsidiaries of LDRV are required to become parties to the Credit Agreement and the Credit Documents, as further set forth herein, and each of them has determined that the execution, delivery and performance of this Agreement and each of the other Credit Documents executed in connection herewith will directly benefit them, and are within their respective limited liability company powers, purposes, and the best interests.

The Existing Borrowers and Guarantors have also requested that the Lenders provide a mortgage loan credit facility in the aggregate principal amount of acquisition, construction, and permanent mortgage financing for a property acquired by the Mortgage Loan Borrower.

The Parties hereto have entered into this Agreement in order to provide for an additional mortgage loan credit facility to be provided by the Lenders to the Mortgage Loan Borrower and guaranteed by the Existing Borrowers, the Existing Guarantors, and Diversified, the joinder of the Additional Loan Parties into the various credit facilities in their respective capacities as provided herein and in the Credit Documents to amend certain definitions and covenants, and to make certain other modifications to the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section 1. Acknowledgment And Reaffirmation Of Obligations. Each of the Obligors acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation of each of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated terms.

Section 2. Joinder as of Additional Loan Parties; Mortgage Loans. Each of the Additional Loan Parties, by executing and delivering this Amendment, hereby joins and becomes a party to the Credit Agreement and all of the other Credit Documents as a Borrower and/or Guarantor as follows:

(a)	The Mortgage Loan Borrower is the sole Borrower under the Mortgage Loans and related Obligations, and a Guarantor with respect to all other Loans and Obligations; and

(b)	Diversified is a Borrower under the Revolving Credit Loans, L/C Obligations, Swingline Loans, Term Loans, and related Obligations, jointly and severally liable with all of the Existing Borrowers under such Loans and a Guarantor with respect to all other Obligations, including but not limited to the Floor Plan Loans, Mortgage Loans, and related Obligations.

Each of the Additional Loan Parties in the above-described capacities, hereby assumes and agrees to fully pay, observe, perform and be bound by.jointly and severally with all of the Existing Borrowers and Existing Guarantors, all existing and future respective Obligations of a Borrower and/or a Guarantor, as applicable, and all other respective duties, obligations, agreements and covenants of a Borrower and/or Guarantor, as applicable under each of the Credit Documents as fully a party thereto as if it were an original signatory thereof. Each reference to a “Borrower” or “Guarantor” in the Credit Documents shall be deemed to include each Additional Loan Party in the above-described capacities as well as the Existing Borrowers and Existing Guarantors. The “Obligations” shall include (without limitation) all existing and hereafter arising obligations, indebtedness and liabilities of a Borrower and/or a Guarantor, as applicable under and in connection with the Mortgage Loans and the Mortgage Loan Facility.

Each of the Additional Loan Parties hereby grants to Administrative Agent and the Lenders, all of the rights, powers and authorities granted to the Administrative Agent and the Lenders under the Credit Agreement and the other applicable Credit Documents by and in respect of the Existing Borrowers and Existing Guarantors, as the case may be, and makes all grants, pledges, and agreements applicable to an Existing Borrower or Existing Guarantor under the Credit Agreement and the Security Documents. Each of the Additional Loan Parties agrees to execute and deliver to the Administrative Agent all Security Documents and other Credit Documents as are required of a Borrower under the Loans to which it is a party as a Borrower (as provided above); provided that, for the avoidance of doubt the Mortgage Loan Borrower is intended to be the sole Borrower of the Mortgage Loans and not a Borrower of any other Loan.

Section 3. Guaranty Agreements. (a) Contemporaneously herewith and in addition to this Agreement, the Additional Loan Parties have each executed and delivered to the Credit Parties a Guaranty Agreement dated as of even date herewith in connection with the Obligations as to which it, respectively, is not a Borrower (as set forth in Section 2), and the Existing Borrowers have executed and delivered to the Credit Parties a Guaranty Agreement dated as of even date herewith in connection with the Mortgage Loans, as defined below (each such Guaranty Agreement, together with the Original Guaranty Agreement, collectively, the “Guaranty Agreement”).

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(b) Each Existing Guarantor hereby reaffirms its obligations under its Original Guaranty Agreement to pay and perform the “Guaranteed Obligations,” which henceforth shall include, without limitation, all liabilities, obligations and agreements of the Mortgage Loan Borrower under the Mortgage Loan Facility, the Mortgage Loans, and the Mortgage Loan Notes. Each Existing Guarantor agrees that it is, and shall continue to be, directly and primarily liable for the Guaranteed Obligations, as so amended, and that the Guaranty Agreement shall remain in full force and effect as so amended.

Section 4. Amendment And Modification of Credit Agreement. Effective as of December 31, 2019, the Credit Agreement is hereby amended and modified as follows:

Section 4.1. Additional Definitions. Section 1.0 l of the Credit Agreement is hereby amended to add the definitions set forth below:

“Amortization Commencement Date” means the first day of the Permanent Loan Period, which shall be the Interest Payment Date in the calendar month immediately following the end of the Construction Loan Period.

“Amortization Period” shall be 20 years, and shall mean the approximate number of years, starting on the Amortization Commencement Date, needed to result in the full repayment of the aggregate principal amount of the Mortgage Loans, if all regularly scheduled payments are made at the required intervals over that period. The Amortization Period may be longer than the remaining term of the Mortgage Loans and shall not compromise the enforceability of the Mortgage Loan Maturity Date.

“Benchmark Replacement” means the sum of:(a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent in consultation with the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities, and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period (or one-month tern in the case the calculation of Daily LIBOR), the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Base Rate,” the definition of “Interest Period timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a) in the case of clauses (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, by notice to the Borrowers and the Lenders.

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“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to this Section.

“Capital Expenditures” means for any Person for any period of determination thereof, (a) all net expenses incurred during such period by such Person in connection with capital replacements, additions, renewals or improvements to any of the capital assets of such Person which are required to be capitalized on the books and accounts of such Person in accordance with GAAP, and (b) the amount of Capital Lease Obligations paid by such Person during such period; provided, however, Capital Expenditures shall not include (i) expenditures for fixed assets acquired in connection with a Permitted Acquisition, (ii) the acquisition of any Permitted Company Vehicles if such Permitted Company Vehicles are financed with Floor Plan Loans; (iii) the acquisition of Eligible Rental Floor Plan Units, (iv) amounts spent on property acquisition or development to be funded by lessors on real property leases, or (v) amounts spent on acquired or developed assets which are in the process of being financed or are financed within nine (9) months of having been acquired or developed.

“Construction Loan Addendum” means the Construction Loan Addendum to this Agreement in the form attached hereto as Exhibit L between the Mortgage Loan Borrower, the other Borrowers parties to the Credit Agreement, the Administrative Agent and the Lenders.

“Construction Loan Disbursement Procedures” means the procedures set forth on the Construction Loan Addendum.

“Construction Loan Period” means that period of time commencing on the date of the Mortgage Loan Notes and ending on the earlier of completion of construction or one (I) year from the date of the Mortgage Loan Notes, during which the Administrative Agent and the Lenders may advance funds to the Mortgage Loan Borrower pursuant to this Agreement (including the Construction Loan Addendum) and the other Credit Documents.

“Diversified” means Lone Star Diversified, LLC, a Delaware limited liability company.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent, or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined, that other similarly situated U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

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(b) (i) the election by the Administrative Agent and the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Mortgage” means the Deed of Trust and Assignment of Rents and Leases from the Mortgage Loan Borrower to the trustees named therein for the benefit of the Administrative Agent for the Lenders, encumbering the real property and improvements located in Harris County, Texas, generally located at the southwest quadrant of Highway 290 and Stokes Road in Waller, Texas, and more particularly described therein, as further described on “Exhibit A11 to the Construction Loan Addendum.

“Mortgage Loan Borrower” means Lone Star Acquisition LLC, a Delaware corporation, authorized to do business in the State of Texas as Lone Star Land of Houston, LLC.

“Mortgage Loan Commitment” means, as to any Lender, the amount initially set forth opposite its name in the grid set forth below (which grid shall be added to and incorporated by reference into Schedule 1.01.1 of the Credit Agreement), and thereafter on any relevant Assignment And Assumption, as such amount may be adjusted from time to time in accordance with this Agreement, and “Mortgage Loan Commitments” means the aggregate Mortgage Loan Commitments of all of the Lenders.

Lender	Mortgage Loan Commitment	Mortgage Loan Commitment Percentage
Manufacturers and Traders Trust Company	$4,602,000	75%
BMO Harris Bank N.A.	$1,534,000	25%
TOTAL	$6,136,000	100%

“Mortgage Loan Commitment Percentage” means, as to any Lender, the percentage initially set forth opposite its name on the grid provided in the definition of ‘‘Mortgage Loan Commitment” in the column labeled “Mortgage Loan Commitment Percentage” and thereafter on any relevant Assignment And Assumption, as the same may be adjusted from time to time pursuant to this Agreement.

“Mortgage loan Facility” means at any time (a) during the Construction Loan Period, (i) the aggregate amount of undrawn Mortgage Loan Commitments at such time. plus (ii) the aggregate principal amount of the Mortgage Loans of all Lenders advanced and outstanding at such time, and (b) upon and after the expiration of the Construction Loan Period, and upon the Mortgage Loan Commitments having been fully drawn, the aggregate principal amount of the Mortgage Loans of all Lenders outstanding at such time,

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“Mortgage Loan Guarantors” means, collectively, (i) Pubco Guarantor, Parent Guarantor, Lazydays Land Holdings, LLC, and Diversified, (ii) all Borrowers other than the Mortgage Loan Borrower, and (iii) aII of the Domestic Subsidiaries from time to time of Pubco Guarantor other than the Mortgage Loan Borrower.

“Mortgage Loan Maturity Date” means March 15, 2021.

“Mortgage Loan Notes” means, collectively, the promissory notes of the Mortgage Loan Borrower evidencing the Mortgage Loans in the form of Exhibit M attached hereto, together with all amendments and replacements thereof.

“Mortgage loans” means collectively the construction line of credit/permanent mortgage extended by the Lenders to the Mortgage Loan Borrower in accordance with the provisions of Section 2.06A of this Agreement and the other Credit Documents.

“Mortgage Loans Maximum Borrowing Amount” means Six Million One

Hundred Thirty-Six Thousand Dollars ($6,136,000.00).

“Mortgage Property Support Documentation” means the deliveries, documents, and due diligence described on Schedule 1.05 attached hereto.

“Permanent Loan Period” means the period from and including the Amortization Commencement Date to the Mortgage Loan Maturity Date, during which the Mortgage Loan Borrower shall repay the outstanding principal amount of the Mortgage Loans, with interest as set forth in this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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Section 4.2. Amended and Restated Definitions. Section 1.01 of the Credit Agreement is hereby amended to amend and restate in their entirety, the respective definitions set forth below:

“Base Rate” means, for any day, the fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day plus fifty (50) Basis Points, and (c) the one-month LIBOR Rate, determined on a daily basis, plus one hundred (100) Basis Points; provided that to the extent such highest rate as calculated above shall, at any time, be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for all purposes herein. Any change in the Base Rate shall be effective on the opening of business on the day of such change.

“Guarantors” means collectively: (a) the Mortgage Loan Guarantors with respect to the Mortgage Loans and Obligations in connection with the Mortgage Loans; (b) Pubco Guarantor, Parent Guarantor, and Lazydays Land Holdings, LLC, a Delaware limited liability company, with respect to all Obligations; (c) the Mortgage Loan Borrower with respect to all Obligations other than the Mortgage Loans and related Obligations (as to which it is the Borrower), (d) Diversified with respect to all Obligations other than the Revolving Loans, L/C Obligations, the Term Loans, the Swingline Loans, and related Obligations (as to which it is a Borrower), and (e) all of the Domestic Subsidiaries from time to time of Pubco Guarantor other than Domestic Subsidiaries which join into this Agreement as a Borrower.

“Guaranty Agreements” means, collectively, each of the guaranty agreements of the Guarantors guaranteeing the payment and performance of any or all of the Obligations.

“LJBOR Rate” means (a) with respect to the Term Loans and Revolving Credit Loans, for any LIBOR Borrowing for any Interest Period selected by the Borrower Representative, LIBOR for a term comparable to such Interest Period determined two (2) Business Days prior to the first day of such Interest Period, and (b) with respect to the Mortgage Loans, for any LIBOR Borrowing for any one month Interest Period, LIBOR for a term comparable to such one-month Interest Period, determined two (2) Business Days prior to the first day of such Interest Period.

“Loans” means, collectively, the Floor Plan Loans including the M&T Advances, Revolving Credit Loans, the Swingline Loans, the Term Loans, and the Mortgage Loans.

“Maturity Dates” means collectively (a) the Floor Plan Line of Credit Termination Date, (b) the Revolving Credit Termination Date, (c) the Swingline Termination Date, (d) the Term Loan Maturity Date, and (e) the Mortgage Loan Maturity Date.

“Notes” means, collectively, the Floor Plan Loan Notes, the Revolving Credit Notes, the Swingline Note, the Term Loan Notes, and the Mortgage Loan Notes.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, the Floor Plan Loan Exposure, the Revolving Credit Exposure, outstanding Term Loans and Mortgage Loans of such Lender at such time.

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Section 4.3. Amendments to Definitions. Section 1.01 of the Credit Agreement is hereby amended by amending the following definitions as set forth below:

(a) The definition of “Applicable Margin” is hereby amended to replace the introductory clause of such definition with the following:

“Applicable Margin” means the following:

(a) With respect to the Loans, fees, and other Obligations listed in the pricing grid below, the following percentages corresponding to the Total Leverage Ratio in effect as of the most recent Calculation Date:

The definition of “Applicable Margin” is also hereby amended to add at the end of the existing definition the following:

(b) With respect to the Mortgage Loans, the “Applicable Margin” means 2.25% with respect to LIBOR Borrowings and 1.25% with respect to Adjusted Base Rate Borrowings.

(b) The definition of “Commitment Percentages” shall be amended to replace the references to “Term Loan Commitment Percentage” and “Term Loan Commitment Percentages” with respective references to “Term Loan Commitment Percentage and Mortgage Loan Commitment Percentage” and “Term Loan Commitment Percentages and Mortgage Loan Commitment Percentages”.

(c) The definition of “Commitrnents” shall be amended to replace the references to “Term Loan Commitment” and “Term Loan Commitments” with respective references to “Term Loan Commitment, Mortgage Loan Commitment” and “Term Loan Commitments, Mortgage Loan Commitments”.

(d) The definition of “Consolidated EBITDAR” is hereby amended to add the following sentence at the end of such definition:

For the avoidance of doubt, for the determination of ‘‘net rents” in clause (a)(ii) above in this definition, real property leases shall be deemed operating leases rather than capital leases regardless of their treatment under GAAP, as further set forth in Section 1.04 of this Agreement.

(e) The definition of “Consolidated Fixed Charges” is hereby amended to add the following at the end thereof:

For the avoidance of doubt, for purposes of this definition, “scheduled principal payments” shall not include any balloon payment upon maturity of the Mortgage Loans.

(f) The definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended and restated as set forth below:

“Consolidated Fixed Charge Coverage Ratio” means, as of the date of determination for any Measurement Period, the ratio for such Measurement Period of (a) Consolidated EBITDA of Pubco Guarantor and its Subsidiaries for such period minus (i) the aggregate amount of all Non-Financed Capital Expenditures of Pubco Guarantor and its Subsidiaries for such period, (ii) Cash Taxes For Pubco Guarantor and its Subsidiaries on a consolidated basis paid for such period, (iii) all dividends, and distributions, other Restricted Payments paid in cash by Pubco Guarantor or any Subsidiary on a consolidated basis, excluding (A) repurchases of Capital Stock of Pubco Guarantor in an aggregate amount not to exceed Four Million Dollars ($4,000,000) over the life of the Loans and (B) a one-time cash dividend payment by Pubco Guarantor to the Preferred Stockholders on account of its Series A Preferred Stock in the amount of Four Million Three Hundred Thousand Dollars ($4,300,000) to be paid prior to September 30, 2020, to (b) Consolidated Fixed Charges for such period.

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For the avoidance of doubt, the Capital Stock repurchases and cash dividend payment described in clauses “(A)” and “(B”) above shall be included in and reported on the Compliance Certificates delivered to the Lenders pursuant to Section 5.09.5. as part of the required Consolidated Fixed Charge Coverage Ratio calculation.

(g) The definition of “Credit Documents” shall include, without limitation, this Amendment, the Mortgage Loan Notes, the Mortgage, the Construction Loan Addendum, and the Mortgaged Property Support Documentation.

(h) The definition of “Interest Period” is hereby amended by adding at the end thereof the following:

Notwithstanding the foregoing, with respect to the Mortgage Loans (without necessity for election by the Borrower), the applicable LIBOR Rate shall be set for each successive one-month Interest Period, commencing with the first draw under the Mortgage Loans, and the LIBOR Rate shall be adjusted at the end of each such Interest Period to reflect the then-current LIBOR for the following Interest Period.

(i) The definition of “LIBOR” is hereby amended to replace the reference to “ICE Benchmark Association” with a reference to “ICE Benchmark Administration Limited”.

(i) The definition of “Minimum Borrowing Amount” is hereby amended to add at the end thereof the following:

and (e) with respect to Mortgage Loan advances, $50,000.00 (or, if less, the remaining amount available for drawing under the Mortgage Loan).

(k) The definition of “Permitted Acquisition” is hereby amended to add the following sentence at the end of such definition:

“Permitted Acquisition” also includes the acquisition of real estate related to the development of an RV dealership or service center and (w) any such acquisition shall be subject to the foregoing conditions and requirements set forth in clauses (a) - (d) in this definition (regardless of whether it is within the definition of “Investment”), (x) each new Subsidiary formed or acquired in connection with such Permitted Acquisition shall, at the time it becomes a subsidiary, execute and/or deliver all such certifications, opinions, resolutions and Credit Documents as are required pursuant to Section 5.15 hereof, (y) if financed by the Lenders, shall be subject to satisfaction of all of the requirements of the Administrative Agent with respect to real estate collateral, including but not limited to execution and/or delivery of real estate mortgages, a lender’s policy of title insurance, ALTA survey, environment reports, and appraisals, in each case as are reasonably required by, and satisfactory to, the Administrative Agent and Required Lenders; and (z) in any case, shall be subject to receipt of such Mortgage Property Support Documentation as is reasonably required by, and satisfactory to Administrative Agent and Required Lenders.

(1) The definition of “Principal Payment Date” is hereby amended to add at the end of thereof the following:

Notwithstanding the foregoing, with respect to the Mortgage Loans, the “Principal Payment Date” shall be the same date as the Interest Payment Date.

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Section 4.4. thereof with the following: Accounting Principles. Section 1.04 is hereby amended to replace the last sentence

Notwithstanding the foregoing, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) and all obligations of any Persons under leases of real property shall be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.09 hereof; provided that, the financial statements required under Section 5.09 of this Agreement shall set forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 4.5. Mandatory Prepayments. Section 2.06.3 is hereby amended to replace the last sentence of the second paragraph thereof with the following:

Mandatory Prepayments on account of Dispositions, insurance proceeds and condemnation recoveries, issuance of Indebtedness (excluding Indebtedness permitted to be issued pursuant to Section 6.03 hereof), issuance or sale of equity interests in the Mortgage Loan Borrower, Net Extraordinary Receipt Payments by the Mortgage Loan Borrower and/or Diversified shall be applied in accordance with Section 2.06A of this Agreement. All other Mandatory Prepayments shall be applied first, to outstanding amounts under the Term Loans to reduce the applicable remaining amortization payments in inverse order of maturity until such outstanding have been reduced to zero; second, to outstanding amounts under the Mortgage Loans to reduce the applicable remaining amortization payments in inverse order of maturity until such outstanding have been reduced to zero, third, to outstanding Revolving Credit Loans without a concurrent reduction in Revolving Credit Commitments, and fourth, to cash collateralize outstanding Letters of Credit.

Section 4.6. Addition of Section 2.06A /Mortgage Loans). The following section 2.06A is hereby added to the Credit Agreement (immediately following the end of Section 2.06 (and its subsections):

Section 2.06A. Mortgage Loans. During the Construction Loan Period and subject to the terms and conditions set forth in this Agreement (including the Construction Loan Addendum) and the other Credit Documents, each Lender severally agrees to extend a construction/permanent mortgage loan (each such loan, a “Mortgage Loan”) in multiple advances to the Mortgage Loan Borrower in in the originally stated principal amount of each Lender’s respective Mortgage Loan Commitment; provided that, (a) the maximum aggregate amount of advances of proceeds of the Mortgage Loans shall not exceed the Mortgage Loan Maximum Borrowing Amount, (b) repayments of the Mortgage Loans shall not be readvanced, and (c) an Authorized Officer of the Mortgage Loan Borrower shall have provided the Administrative Agent with not less than ten (10) Business Days prior written notice of the Mortgage Loan Borrower’s request for the advance of proceeds of the Mortgage Loans and satisfied such other conditions and provided such documentation as is required pursuant to the Construction Loan Addendum. Principal amounts advanced and outstanding as Mortgage Loans shall be repaid with interests as set forth in Section 2.07.

2.06.1A. Mortgage Loan Notes. The obligations of the Mortgage Loan Borrower to repay the Mortgage Loans to each of the Lenders shall be evidenced by a Mortgage Loan Note to be issued to each Lender in the stated principal amount of such Lender’s respective Mortgage Loan Commitment.

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2.06.2A. Payment. The Mortgage Loan Borrower unconditionally promises to pay to the Administrative Agent for the ratable accounts of the Lenders the principal amount advanced and outstanding under the Mortgage Loans, plus all accrued and unpaid interest thereon (at the rates per annum set forth in Section 2.07 hereof) in installments as follows: (a) during the Construction Period, all accrued and unpaid interest, in amounts that may vary, shall be paid monthly on each Interest Payment Date, beginning on the first Interest Payment Date following the date of the Mortgage Loan Notes and continuing through and including the Amortization Commencement Date; and (b) during the Permanent Loan Period, consecutive monthly installments of principal, each in the amount that would result in the outstanding principal amount of the Mortgage Loans, as of the Amortization Commencement Date, being repaid in full over the course of the Amortization Period, together with an equal number of installments of interest payable in arrears in amounts that may vary, due and payable on the first Interest Payment Date following the Amortization Commencement Date and continuing on each Interest Payment Date thereafter, plus ONE (I) FINAL INSTALLMENT, due and payable on the Mortgage Loan Maturity Date, in an amount equal to the outstanding principal balance of the Mortgage Loans, together with all other amounts outstanding under the Mortgage Loan Notes and under the Credit Agreement and other Credit Documents with respect to the Mortgage Loans, including accrued interest, costs, expenses, and other sums and charges.

2.06.3 A. Mandatory Prepayments. The Mortgage Loan Borrower promises to pay, or cause to be paid, to the Administrative Agent for the accounts of the Lenders the Mandatory Prepayments required pursuant to Section 2.06.3 of this Agreement. In addition, the Mortgage Loan Borrower promises to make such prepayments required pursuant to the Construction Loan Addendum and the Mortgage.

2.06.4 A. Voluntary Prepayments. The Mortgage Loan Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Mortgage Loans in whole or in part without premium or penalty except for the charges set forth in Section 2.07; provided that (a) such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to any date of any prepayment; and (b) any voluntary prepayment of the Mortgage Loans shall be in a principal amount of not less than One Million Dollars ($1,000,000). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Mortgage Loan Commitment Percentage of such prepayment. If such notice is given by the Mortgage Loan Borrower, the Mortgage Loan Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Borrowing at the Adjusted LIBOR Rate shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.07.3. Each such prepayment shall be applied to the Mortgage Loans in accordance with the Mortgage Loan Commitment Percentages of the Lenders.

Section 2.06.5A. Permitted Purposes Of Mortgage Loans. The proceeds of the Mortgage Loans shall be used by the Mortgage Loan Borrower to finance the land acquisition and construction of a new service facility outside of Houston, Texas (generally known as the southwest quadrant of Highway 290 and Stokes Road in Waller, TX and more particularly described on the Mortgage). Advances under the Mortgage Loans for the purposes of construction shall be made in accordance with the Construction Loan Addendum.

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Section 4.7. Amendment to Section 2.07 (Interest Terms Applicable to the Loans).

(a) Section 2.07.1 is hereby amended and restated in its entirety as set forth below:

2.07.1 Adjusted Base Rate. Swingline Loans advanced and outstanding shall bear interest at the Adjusted Base Rate. Absent a timely election by the Borrower Representative of a LIBOR Borrowing in accordance with Section 2.07.2 of this Agreement, the unpaid balances of the Floor Plan Loans (including M&T Advances), Revolving Credit Loans, and Term Loans, including any balances of any Adjusted LIBOR Rate Borrowings for which the applicable Interest Period has expired without an effective continuation, shall be deemed automatically to bear interest at the Adjusted Base Rate. Changes in the Adjusted Base Rate shall be made when and as changes in the Base Rate occur. Each election by the Borrower Representative of an Adjusted Base Rate Borrowing shall be in the Minimum Borrowing Amount, or any multiple thereof. Payments on account of Adjusted Base Rate Borrowings shall be due and payable in arrears monthly on the Interest Payment Date in each consecutive month.

(b) Section 2.07.2 (captioned “LIBOR Borrowing Option”) is hereby amended such that subsection “( c)” below (captioned “Interest Rate Applicable to Mortgage Loans”) shall be added to such Section immediately following subsection “(b)” (captioned “Election of Adjusted Daily LIBOR Borrowing”):

(c) Interest Rate Applicable to Mortgage Loans.

i. Adjusted LIBOR Rate. Subject to the terms of this Section (including subsection “(ii)” (captioned “Availability”), interest shall accrue on principal balances advanced and outstanding on account of the Mortgage Loans at the Adjusted LIBOR Rate for successive one-month Interest Periods determined for the first draw under the Mortgage Loans and continuing thereafter as redetermined and reset for each consecutive Interest Period. Interest payments shall be due and payable in arrears on the Interest Payment Date at the end of each such Interest Period.

ii. Availability. If prior to the commencement of any Interest Period for a LIBOR Borrowing: (I) the Administrative Agent is advised that the Required Lenders have determined that a Change In Law or a change in market conditions has made it impractical for the Lenders to offer pricing based on the Adjusted LIBOR Rate; or (2) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or (3) the Administrative Agent is advised by the Required Lenders that the LIBOR Rate applicable to such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining the proposed LIBOR Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Mortgage Loan Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Mortgage Loan Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request to convert any borrowing to, or continue any borrowing as, a LIBOR Borrowing shall be ineffective and (y) any requested LIBOR Borrowing shall bear interest at the Adjusted Base Rate.

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Section 4.8. Amendment to Section 2.07.3 /Breakage Costs). Section 2.07.3 of the Credit Agreement is hereby amended by replacing clause (I) therein with the following:

(I) any repayment or prepayment of any LIBOR Borrowings (including any payment resulting from the acceleration of the Loans in accordance with the terms of this Agreement or from an assignment required by Section 2.11 of this Agreement) or any conversion of LIBOR Borrowings for any reason occurs on a date which is not a Business Day and, with respect to any LIBOR Borrowing on account of a Revolving Credit Loan, Term Loan, or Mortgage Loan is not the last day of an Interest Period.

Section 4.9. Additional Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended by adding the following subsections 2.07.10 and 2.07.11 as set forth below:

2.07.10. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th ) Business Day after the Administrative Agent has posted (or otherwise made available) such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to sue amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” (“this Section”) will occur prior to the applicable Benchmark Transition Start Date. The Borrowers shall pay all out-of-pocket costs (including reasonable attorney fees) incurred by the Administrative Agent in connection with any amendment and related actions contemplated in this Section.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. Administrative Agent shall not be liable to any party hereto for any Benchmark Replacement Conforming Changes it makes in good faith.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will endeavor to promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including, without limitation, any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error, and may be made in its or their sole discretion and without consent from any other party hereto (except, in each case, as expressly required pursuant to this Section) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

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(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke (as applicable) revoke any request for a LIBOR Borrowing of, conversion to, or continuation of Loan to be made, converted or continued at the Adjusted LIBOR Rate during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request (as applicable) into a request for a borrowing of or conversion to a loan that shall accrue interest at Adjusted Base Rate. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Adjusted Base Rate.

2.07.11. Disclosure Regarding the Availability of LIBOR. Each of the Borrowers acknowledges and understands that (i) (USD) LIBOR is established, issued and regulated by third parties, and that its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of M&T Bank, (ii) regulatory agencies in the United States and worldwide have advised that LIBOR may be discontinued after 2021, or possibly sooner, (iii) in order to address the possibility of LIBOR discontinuance, the terms of any Loans or proposed loan(s) referenced herein may include provisions (modeled after recommendations issued by the Federal Reserve’s Alternative Reference Rates Committee, or otherwise) that contemplate the replacement of LIBOR as a basis for establishing the applicable interest rate for such loans, and (iv) should the actual discontinuance of LIBOR occur, any replacement index may be materially different than LIBOR, and necessitate substantive changes (arising from such differences) to the manner in which the applicable interest rate for the proposed loan(s) is calculated and applied. Notwithstanding the above, each of the Borrowers have knowingly and voluntarily requested and/or accepted a LIBOR pricing proposal from M&T Bank, accepting any inherent risks associated with the utilization and any subsequent discontinuance of LIBOR, and hereby waives any claims or defenses against the Bank in connection therewith.

Section 4.10. Amendment to Section 5.13 /Inspection Rights). Section 5.13 of the Credit Agreement is hereby amended by adding at the end thereof the following additional sentence:

Without limitation to the foregoing the Mortgage Loan Borrower, Diversified, and the other Loan Parties hereby agree to permit the Credit Parties and their designees to visit and inspect the property that is encumbered by the Mortgage in accordance with the terms of the Construction Loan Addendum and the Mortgage.

Section 4.11. Amendment to Section 8.05 (Application of Funds). Section 8.05 of the Credit Agreement is hereby amended by adding at the end thereof the following:

Notwithstanding the foregoing, any amounts received on account of the Mortgage or the property encumbered thereby shall be applied to the Mortgage Loans and related Obligations in the order set forth in the Mortgage, or if not so specified, in the order specified in sections 8.05.1 -8.05.5 with respect to the other Obligations.

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Section 4.12 Schedule 1.05 (captioned “Mortgage Property Support Documentation”) is hereby added to the Credit Agreement.

Section 4.13. The following Exhibits (attached hereto) are hereby added to the Credit Agreement: Exhibit L, “Construction Loan Addendum” and Exhibit M, “Mortgage Loan Notes”.

Section 5. Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set forth herein, each of the Obligors makes the following representations and warranties to the Credit Parties:

Section 5.1. Authority And Good Standing. Each of the Obligors: (a) is in good standing in the jurisdiction of its organization; (b) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, and (c) has the power to enter into this Amendment and to perform all of its obligations hereunder. The execution, delivery, and performance of its obligations under this Amendment, the Credit Agreement, and the other Credit Documents have been authorized by all necessary organizational action of each of the Obligors.

Section 5.2. No Consent. No consent, approval, exemption, order or authorization of, or a registration or filing with any Governmental Authority or any other Person is required by any Law or any agreement (other than the Credit Documents) in connection with the execution and delivery of this Amendment and carrying out of the Credit Agreement and the Credit Documents, as amended.

Section 5.3. No Conflict. The execution and delivery of this Amendment by the Additional Loan Parties and performance by the Additional Loan Parties of their respective obligations under the Credit Agreement do not and will not (a) contravene the terms of any Additional Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, require any payment to be made under, or require any notice or consent (that has not been given or obtained) under (i) any contractual obligation to which such Additional Loan Party is a party or affecting such Additional Loan Party or the properties of such Additional Loan Party or any of its Subsidiaries, (ii) any Organization Document of any Additional Loan Party, any Existing Borrower, or any Guarantor, or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any such Additional Loan Party or its property is subject, or (c) violate any Law.

Section 5.4. Enforceability. This Amendment and each of the other Credit Documents to which each of the Obligors is a party have been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each of the Obligors enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.

Section 5.5. Accuracy Of lnformation. All information and data submitted by or on behalf of the Obligors in connection with this Amendment and the amendments and other transactions contemplated herein is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 5.6. Pending Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Obligors threatened, against any Obligor or any assets of any Obligor, the adverse determination of which, individually or in the aggregate, could be reasonably expected to result in any Material Adverse Change. No judgments have been entered against any of the Obligors which would result in an Event of Default under Section 7.05 of the Credit Agreement.

Section 5.7. Events of Default. As of the Effective Date, no Defaults or Events of Default exist.

Section 6. Designation of Borrower Representative; Notices. Each of the Additional Loan Parties each hereby designates and appoints the Borrower Representative as its representative and agent to act on its behalf as set forth in Section 2.18.l of the Credit Agreement, with full power and authority to issue, execute, deliver and acknowledge as appropriate, loan notices, interest rate elections, notices of various events and occurrences required by the Credit Agreement and certificates including Compliance Certificates, and to give instructions with respect to the disbursement of the proceeds of the Loans (other than the Mortgage Loans which shall be requested by the Mortgage Loan Borrower), give and receive all other notices and consents hereunder or under any of the other Credit Documents and take all other actions (including in respect of compliance with covenants) on its behalf under the Credit Documents. This power-of attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the Required Lenders. All notices to the Additional Loan Parties shall be given as set forth in Section 10.10 of the Credit Agreement with respect to a Borrower.

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Section 7. Further Assurances. Each of the Obligors agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 8. No Novation; No Refinance; No Impairment of Security Interest. It is the intent of each of the Parties hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assignments, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mortgages, pledges, assignments, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confirmed.

Section 9, Limited Amendment. Except to the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Obligors which is a party thereto. Nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Obligors hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to the amendments set forth herein, No failure or delay by any of the Credit Parties in the exercise or enforcement of any of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Parties and no such consent or waiver shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Obligors. No consent, amendment, or waiver shall constitute a course of dealing.

Section 10. Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Parties and their respective successors and assigns.

Section 11. Reimbursement of Administrative Agent’s Expenses. The Borrowers agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein,

Section 12. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State of New York (“Governing State”). Sections 10.20 (captioned “Jurisdiction”), 10.21 (captioned “Venue”), and 10.22 (captioned “Service of Process) of the Credit Agreement are incorporated herein by reference and each of the Obligors hereby agrees to all such terms.

Section 13. RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT OR THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT, OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACTOR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

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Section 14. Texas Property Code Waiver. Each of the Loan Parties hereby waives for the benefit of the Credit Parties any and all rights under Sections 51.003, 51.004, and 51.005 of the Texas Property Code, as amended.

Section 15. Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counterpart of this Amendment.

Section I 6. USA Patriot Act Notice. The Administrative Agent hereby notifies the Additional Loan Parties that pursuant to the requirements of the USA Patriot Act it is required to obtain, verify and record information that identifies each Additional Loan Party, which information includes the name and address of each Additional Loan Party and other information that will allow the Administrative Agent and the other Secured Parties to identify the Additional Loan Parties in accordance with the USA Patriot Act. Each Additional Loan Party agrees to, promptly following a request by the Administrative Agent, provide all such other documentation and information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti money laundering rules and regulations, including the USA Patriot Act.

Section 17. Waiver of Jury Trial. All Parties to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[Signatures Begin On The Following Page]

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Signature Page To Third Amendment and Joinder to Credit Agreement - Continued:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation,
In its Capacity As Administrative Agent

By:	/s/ Brendan Kelly
Brendan Kelly,
Vice President

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY,
As A Lender

By:	/s/ Brendan Kelly
Brendan Kelly:
Vice President

Signature Page To Third Amendment and Joinder to Credit Agreement - Continued:

LENDER:

BMO HARRIS BANK N.A.,
As A Lender

By	/s/ Jonathan Terrell,
Jonathan Terrell,
Vice President

SCHEDULE 1.05

Mortgage Property Support Documentation

“Mortgage Property Support Documentation” means the following, all in form and substance satisfactory to the Administrative Agent:

(a)	Mortgages and Assignment of Leases and Rents. Fully executed, notarized, and recordable mortgages and deeds of trust (as applicable based on relevant state law and customary practice) granted by one or more of the Borrowers as security for the Obligations (collectively, “Mortgages”) and, an Assignment of Leases and Rents (either as a separate document or incorporated into the Mortgage (as required by the Administrative Agent)) for each property to be collateral security for the Obligations (each such property, “Real Property”) pursuant to the terms of the Credit Documents.

(b)	Mortgage Policies. Fully paid American [or Texas, California, as/if applicable] Land Title Association Lender’s Extended Coverage title insurance policies in form and substance reasonably acceptable to Administrative Agent (the “Mortgage Policies”), with endorsements and in amounts acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent (“Title Insurance Company”), insuring the Mortgages to be valid first and subsisting Liens on the Real Property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens (as defined in the respective Mortgage), and providing for such other affirmative insurance and endorsements to title and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable. Further, each Loan Party agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain Mortgage Policies satisfactory to the Administrative Agent and the Title Insurance Company.

(c)	Survey. Current American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, in form and substance satisfactory to and satisfactory to each of the Administrative Agent and the Title Insurance Company by a land surveyor duly registered and licensed in the States in which the Real Property described in such surveys is located, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such Real Property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent and the Title Insurance Company or satisfactory “same as survey” title coverage.

(d)	Flood Hazard Documentation. For all Real Property subject to a Mortgage, (i) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (ii) if applicable, notices, in the form required by federal Flood Laws, as to special flood hazard area status and flood disaster assistance duly executed by the Borrowers or any other applicable Loan Party, and, (iii) if any building on an improved Real Property encumbered by a Mortgage is located in a Special Flood Hazard Area, or if otherwise required based on such determinations and notices, a flood insurance policy on terms reasonably satisfactory to the Administrative Agent and each Lender, as determined at least 10 Business Days prior to the signing of any Mortgage.

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(e)	Insurance. Evidence of casualty, liability and other insurance required by the terms of the Mortgages and the Credit Documents.

(f)	Appraisal. An appraisal of the Real Property described in each of the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (“FIRREA”) in all respects which appraisals shall be in form and substance reasonably satisfactory to the Administrative Agent and prepared by a third-party appraiser compliant with FIRREA requirements and acceptable to the Administrative Agent.

(g)	Legal Opinions. To the extent requested by the Administrative Agent, favorable opinions of counsel to the Loan Parties for each jurisdiction in which the Real Property is located in form and substance reasonably acceptable to Administrative Agent and its counsel.

(h)	Property and Environmental Reports. Satisfactory third-party engineering, soils, environmental reports/reviews, property condition reports, if applicable and other reports, in form and substance acceptable to the Administrative Agent, from professional firms acceptable to Administrative Agent, including, but not limited to Phase I environmental assessments.

(i)	Environmental Indemnity Agreement. The Administrative Agent shall have received an Environmental Indemnity Agreement, in form and substance satisfactory to the Administrative Agent, executed by all Borrowers and Guarantors and covering all Real Property.

(j)	Leased Real Property Documents. To the extent requested by the Administrative Agent with respect to real property covered by ground leases, all lease agreements between the applicable leasing entity and each of the lessors of the leased Mortgaged Properties (as applicable) and estoppel and consent agreements executed by each of the lessors of the leased Mortgaged Properties (as applicable), along with (i) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected Real Property, as lessor, or (ii) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (iii) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(k)	Estoppels and SNDA. To the extent requested by the Administrative Agent, as to owned Mortgage Properties, copies of the leases (as applicable), along with (i) estoppel certificates, from the lessees for such Mortgaged Properties and (ii) subordination and attornment agreements, or subordination, non-disturbance and attornment agreements, as applicable based on the affiliate or non-affiliate status of the lessee, in each case form and substance reasonably satisfactory to the Administrative Agent from those tenants of such Mortgaged Properties.

(l)	Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, each in form and substance reasonably satisfactory to the Administrative Agent.

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EXHIBIT L
TO CREDIT AGREEMENT
Execution Version

CONSTRUCTION LOAN ADDENDUM

THIS CONSTRUCTION LOAN ADDENDUM (this “Addendum”) is made to be effective as of the 6th day of March, 2020 by and among each lender from time to time a party to this Addendum (individually, a “Lender” and collectively, the “Lenders”), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (in its capacity as Administrative Agent and its successors and assigns in such capacity, “Administrative Agent”), and LONE STAR ACQUISITION LLC, a Delaware limited liability company authorized to do business in the State of Texas as Lone Star Land of Houston, LLC (“Mortgage Loan Borrower”), and the other Borrowers which are parties to the Credit Agreement (as hereinafter defined). This is an addendum to the Credit Agreement dated as of March 15, 2018 (as amended, modified, extended, renewed, restated, supplemented or replaced from time to time, the “Credit Agreement”) by and among the Mortgage Loan Borrower, the other Borrowers which are parties thereto, the Administrative Agent and the Lenders which are parties thereto, who agree as follows:

ARTICLE 1 – THE MORTGAGE LOANS

1.1 Definitions; General Information and Exhibits. This Addendum includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Mortgage Loan Borrower, the other Borrowers, and Lenders agree that if any Exhibit to be attached to this Addendum contains blanks, the same shall be completed correctly and in accordance with this Addendum prior to or at the time of the execution and delivery thereof.

Exhibit “A”	-	Legal Description of the Land
Exhibit “B”	-	Definitions
Exhibit “C”	-	Conditions Precedent to the Initial Advance
Exhibit “D”	-	Budget
Exhibit “E”	-	Plans
Exhibit “F”	-	Advances
Exhibit “F-1”	-	Draw Request
Exhibit “G”	-	Survey Requirements
Exhibit “H”	-	Lease Agreement

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Addendum shall have the meanings assigned to them throughout this Addendum and in Exhibit “B”, and any terms used herein without definition shall have the meaning given each such respective term in the Credit Agreement. This Addendum and the other Credit Documents, which must be in form, detail and substance satisfactory to Administrative Agent and Lenders, evidence the agreements of the Mortgage Loan Borrower, the other Borrowers, Administrative Agent and Lenders with respect to the Loan. The Mortgage Loan Borrower and the other Borrowers shall comply with all of the Credit Documents.

1.2 Description of Mortgage Loans; Purpose. The Mortgage Loans are in the aggregate principal amount of Six Million One Hundred Thirty-Six Thousand Dollars ($6,136,000.00). The proceeds of the Mortgage Loans shall be used by Mortgage Loan Borrower as follows: (a) to pay, in part, the cost of acquisition of the Land, (b) the remainder to pay the cost of the construction of the Improvements on the Land, and (c) to pay other fees, costs and expenses relating to the Property if and to the extent that such costs are specifically provided for in the Budget.

1.3 Commitment to Lend. Mortgage Loan Borrower agrees to borrow from each Lender, and each Lender severally agrees to make advances to or on behalf of Mortgage Loan Borrower of its pro rata share of the proceeds of the Mortgage Loans in amounts at any one time outstanding not to exceed such Lender’s Mortgage Loan Commitment Percentage and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Addendum and Exhibit “C” and Exhibit “F” attached to this Addendum. Lenders’ Mortgage Loan Commitments shall expire and terminate automatically (a) if the Mortgage Loans are prepaid in full, (b) upon the occurrence, and during the continuance, of a Default and the election by Administrative Agent and/or the Required Lenders to terminate Lenders’ Mortgage Loan Commitments in accordance with Section 4.2 of this Addendum, and (c) on the Maturity Date. The Mortgage Loans are not revolving. Any amount repaid may not be reborrowed.

1.4 Budget. The Budget is attached to this Addendum as Exhibit “D”. The amounts listed in the Budget as the (a) “Total Costs” are the maximum costs anticipated by Mortgage Loan Borrower for each item specified; (b) “Total Budget” is the maximum cost anticipated by Mortgage Loan Borrower for the Project; (c) “Loan Proceeds” are the maximum amounts to be advanced under the Mortgage Loans (up to the aggregate principal amount of the Mortgage Loans and (d) “Up-Front Equity” is the dollar amount shown on the Budget (in the column captioned “Total Equity” to be paid by Mortgage Loan Borrower towards the Total Costs prior to the Initial Advance of the Loan. Loan Proceeds shall be advanced subject to the terms, covenants, conditions and provisions of this Addendum, including without limitation, the provisions of Exhibit “C” and Exhibit “F” to this Addendum. Mortgage Loan Borrower shall not amend the Budget, or otherwise reallocate Mortgage Loans funds from one Budget line item to another, without the prior written approval of Administrative Agent in its reasonable discretion. The Mortgage Loan Borrower acknowledges that Draw Requests which include such changes (including Permitted Changes) to the Budget, may require additional time for review, analysis, and approval prior to funding of a Draw Request by the Lenders. The Budget has been prepared by Mortgage Loan Borrower, and Mortgage Loan Borrower represents to Administrative Agent and Lenders that, to the best of Mortgage Loan Borrower’s information and belief, the Budget includes all material costs incident to the Mortgage Loans and the Project through the Completion of Construction (collectively, the “Aggregate Cost”) after taking into account the requirements of this Addendum, including “hard” and “soft” costs, fees and expenses. Unless approved by Administrative Agent in its reasonable discretion, no advance shall be made (a) for any cost not set forth in the Budget, (b) from any line item in the Budget that, when added to all prior advances from that line item, would exceed the lesser of (i) the actual cost incurred by Mortgage Loan Borrower for such line item, or (ii) the sum shown in the Budget for such line item, (c) from any contingency line item in the Budget, or (d) to pay interest on the Mortgage Loans after commencement of operations in the Improvements, if and to the extent that there is sufficient net operating income from the Property to pay such interest. Advances from any line item in the Budget for purposes other than those for which amounts are initially allocated to such line item, or changes in the relative amounts allocated to particular line items in the Budget may only be made as Administrative Agent in its reasonable discretion deems necessary or advisable.

1.5 Mortgage Loan Borrower’s Deposit. If at any time Administrative Agent reasonably determines that the sum of: (a) any unadvanced portion of the Mortgage Loans to which Mortgage Loan Borrower is entitled, plus (b) the portions of the Aggregate Cost that are to be paid by Mortgage Loan Borrower from other funds that, to Administrative Agent’s reasonable satisfaction, are available, set aside and committed, is or will be insufficient to pay the actual unpaid Aggregate Cost, Mortgage Loan Borrower shall, within fifteen (15) Business Days after written notice from Administrative Agent, deposit with Administrative Agent the amount of the deficiency (“Mortgage Loan Borrower’s Deposit”) in an interest-bearing account of Administrative Agent’s selection and Mortgage Loan Borrower’s approval with interest earned thereon to be part of Mortgage Loan Borrower’s Deposit. In particular, and not in limitation of the foregoing, in the event that Administrative Agent shall determine at any time, that the sums allocated under the Mortgage Loans for the payment of interest and debt service, and available for advance to Mortgage Loan Borrower, shall be insufficient to fully support the Project through Completion of Construction, then Mortgage Loan Borrower shall be required to make a Mortgage Loan Borrower’s Deposit in an amount, sufficient in the reasonable estimation of Administrative Agent, to pay such interest and debt service, as and when the same shall be due. In the alternative, Mortgage Loan Borrower may request that Lenders cease funding under the Mortgage Loans until Mortgage Loan Borrower shall have invested additional equity into the Project through the payment of Project- related expenses approved by Administrative Agent so that the then unadvanced proceeds of the Mortgage Loans to which Mortgage Loan Borrower shall be entitled shall be sufficient to pay the actual unpaid Aggregate Cost of the Project, as reasonably determined by Administrative Agent. Such Mortgage Loan Borrower’s Deposit is hereby pledged to Administrative Agent and Lenders as additional security for the Mortgage Loans, and Mortgage Loan Borrower hereby grants and conveys to Administrative Agent for the ratable benefit of Administrative Agent and Lenders a security interest in all funds so deposited with Administrative Agent, as additional security for the Loan. Administrative Agent may advance all or a portion of any Mortgage Loan Borrower’s Deposit prior to advancing any additional Loan Proceeds. Following and during the continuance of any Default, Administrative Agent may (but shall have no obligation to) apply all or any part of any Mortgage Loan Borrower’s Deposit against the unpaid Mortgage Loan Obligations in such order as Administrative Agent determines.

1.6 Evidence of Debt.

(a) Amounts advanced by each Lender under the Mortgage Loans shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Mortgage Loans made by Lenders to Mortgage Loan Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Mortgage Loan Borrower hereunder to pay any amount owing with respect to the Mortgage Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

(b) In addition to the accounts and records referred to above, each Lender may attach schedules to its Mortgage Loan Note and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

1.7 Advances.

(a) Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of the Draw Request in the form of Exhibit “F-1”, the related AIA Document G-702 and G-703, the related written certification by Mortgage Loan Borrower’s architect and, if available, the related written certification of the Construction Inspector. Administrative Agent shall notify each Lender two (2) Business Days prior to the advance Funding Date of its pro rata share of the amount Administrative Agent has determined shall be advanced in connection therewith (“Advance Amount”). In the case of an advance of Loan Proceeds, each Lender shall make the funds for its pro rata share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof. After Administrative Agent’s receipt of the Advance Amount from Lenders, Administrative Agent shall make Loan Proceeds in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Mortgage Loan Borrower on the applicable Funding Date by advancing such funds to Mortgage Loan Borrower in accordance with the provisions of Exhibit “F”. Mortgage Loan Borrower’s acceptance of an Advance Amount that is less than the amount otherwise due to Mortgage Loan Borrower pursuant to the terms of this Addendum shall not prejudice any of Mortgage Loan Borrower’s rights or remedies against a Lender or Lenders as a result of such Lender or Lenders failure to fund in accordance with the terms of this Addendum.

(b) Unless Administrative Agent shall have received notice from a Lender prior to 12:00 p.m. (Administrative Agent’s Time) on such advance Funding Date that such Lender will not make available to Administrative Agent such Lender’s pro rata share of such Advance Amount, Administrative Agent may assume that such Lender has made such pro rata share available on such date in accordance with Subsection (a) above and may, in reliance upon such assumption, make available to Mortgage Loan Borrower a corresponding amount. In such event, if a Lender has not in fact made its pro rata share of the Advance Amount available to Administrative Agent, then the applicable Lender and Mortgage Loan Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Mortgage Loan Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by Mortgage Loan Borrower, at the Adjusted LIBOR Rate. If Mortgage Loan Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Mortgage Loan Borrower the amount of such interest paid by Mortgage Loan Borrower for such period. If such Lender pays its pro rata share of the applicable Advance Amount to Administrative Agent, then the amount so paid shall constitute such Lender’s pro rata share of such Advance Amount. Any payment by Mortgage Loan Borrower shall be without prejudice to any claim Mortgage Loan Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(c) A written notice of Administrative Agent to any Lender or to Mortgage Loan Borrower with respect to any amount owing under this Section shall be conclusive, absent manifest error.

(d) If any Lender makes available to Administrative Agent funds for any advance to be made by such Lender as provided in the foregoing provisions of this Section, and such funds are not made available to Mortgage Loan Borrower by Administrative Agent because the conditions to the applicable advance set forth in Exhibit “F” are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of Lenders hereunder to make advances and to make indemnification or reimbursement payments are several and not joint. The failure of any Lender to make any advance, to fund any such participation, or to make any indemnification or reimbursement payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any advance in any particular place or manner.

1.8 Administrative Agent Advances.

(a) Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine advances of Loan Proceeds, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 6.5 herein, (ii) when the applicable conditions precedent set forth in Exhibit “C” and Exhibit “F” have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent reasonably deems necessary or desirable to preserve or protect the collateral for the Mortgage Loans or any portion thereof (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition) (A) after the occurrence and during the continuance of a Default, and (B) subject to Section 5.1, after acquisition of all or a portion of the Mortgage Loan collateral by foreclosure or otherwise.

(b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Addendum, shall be repayable on demand and secured by the collateral for the Mortgage Loans, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Mortgage Loans or if no longer applicable, at the Adjusted Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s pro rata share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).

1.9 Defaulting Lender.

(a) Administrative Agent shall notify in writing (such written notice being referred to as the “Default Notice”) the Mortgage Loan Borrower (for Mortgage Loan advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that within twenty (20) days after the date of the Default Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Mortgage Loan Borrower to fund the Defaulting Lender Amount and to assume the Defaulting Lender’s obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender’s principal obligations under this Addendum (such entire undisbursed portion of the Defaulting Lender’s principal obligations under this Addendum, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the “Defaulting Lender Obligation”). If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Mortgage Loan Commitment bears to the total Mortgage Loan Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to the Mortgage Loan Borrower, as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 1.7(b).

(b) Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Mortgage Loan Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Mortgage Loan Note until all Defaulting Lender Payment Amounts are paid in full. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts. Solely for the purposes of voting or consenting to matters with respect to the Credit Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Mortgage Loan Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Credit Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Credit Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Addendum by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Credit Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Mortgage Loan Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Mortgage Loan Borrower of its duties and obligations hereunder or under any of the other Credit Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Credit Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Addendum, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Addendum.

(c) In connection with the adjustment of the amounts of the Mortgage Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Mortgage Loan Borrower, Administrative Agent and Lenders shall execute such modifications to the Credit Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Mortgage Loan Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Credit Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation. The Defaulting Lender shall be subject to all provisions applicable to Defaulting Lenders (including replacement of same) set forth in the Credit Agreement.

(d) In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Mortgage Loan Borrower and each Lender.

1.10 Several Obligations; No Liability, No Release. Notwithstanding that certain of the Credit Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any advances of the Mortgage Loans or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective pro rata shares. Except as may be specifically provided in this Addendum, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Mortgage Loan Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make advances of the Mortgage Loans or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its pro rata share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its pro rata share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its pro rata share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their pro rata share of such Payment Amounts regardless of (a) the occurrence of any Default hereunder or under any Credit Document; (b) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Credit Documents; or (c) any bankruptcy, insolvency or other like event with regard to Mortgage Loan Borrower or any other Loan Party (which payment, to the extent required, shall be treated as a participation). The obligation of Lenders to pay such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender. Nothing herein shall be deemed or construed to excuse any failure by a Lender to fund its pro rata share of any Payment Amount in accordance with the terms of this Addendum, or to be a waiver of any right or remedy of Mortgage Loan Borrower against such Defaulting Lender as a result thereof.

ARTICLE 2 - ADDITIONAL COVENANTS AND ADDENDUMS

2.1 Construction of the Improvements. Mortgage Loan Borrower shall commence construction of the Improvements on or before the Construction Commencement Date, and shall prosecute the construction of the Improvements with reasonable diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Laws and governmental requirements, the Plans and the Credit Documents. Mortgage Loan Borrower shall not permit cessation of work for a period in excess of thirty (30) consecutive days, except for Excusable Delays. Mortgage Loan Borrower shall complete construction of each aspect of the Improvements free and clear of all liens (except liens created by the Credit Documents and the Permitted Encumbrances, as defined in the Mortgage), and shall obtain a certificate of occupancy and all other permits, licenses and approvals required for the occupancy, use and operation of each such aspect of the Improvements from all applicable governmental authorities as required by applicable Laws, on or before the Completion Date required therefor. Mortgage Loan Borrower shall promptly correct, following Mortgage Loan Borrower’s receipt of notice and reasonable documentation thereof, (a) any material defect in the Improvements, (b) any material departure from the Plans, Law or governmental requirements, or (c) any encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area.

2.2 Plans and Changes. No construction shall be undertaken on the Land except in a manner that is consistent with the Plans in all material respects. Mortgage Loan Borrower assumes full responsibility for the compliance of the Plans and the Property with all Laws, governmental requirements and sound building and engineering practices. No plans or specifications, or any changes thereto shall be included as part of the Plans until approved by Administrative Agent, Construction Inspector, all applicable Governmental Authorities and all other necessary parties required by the terms of the Credit Documents. Without Administrative Agent’s prior written consent, which consent will not be unreasonably withheld, Mortgage Loan Borrower shall not change or modify the Plans, agree to any change order, or allow or approve any extra work by any contractor or any subcontractor, except that Mortgage Loan Borrower may make Permitted Changes if: (a) Mortgage Loan Borrower notifies Administrative Agent in writing of the change or extra work with appropriate supporting documentation and information; (b) to the extent necessary, Mortgage Loan Borrower obtains the approval of the applicable contractor, architect and all sureties; (c) the structural integrity, quality and standard of workmanship of the Improvements is not impaired by such change or extra work; (d) no substantial change in architectural appearance is effected by such change or extra work in any material respect; (e) no default in any obligation to any Person or violation of any Law or governmental requirement would result from such change or extra work; (f) Mortgage Loan Borrower complies with Section 1.5 of this Addendum to cover any excess cost resulting from the change or extra work; and (g) Completion of Construction of the Improvements by the Completion Date will not be affected; provided, however, in any event, any change to the Budget will require Administrative Agent approval. Administrative Agent shall not be obligated to review a proposed change or request for extra work unless it has received all documents reasonably necessary to review such change, including the change order, cost estimates, plans and specifications, and evidence that all required approvals other than that of Administrative Agent have been obtained.

2.3 Contracts. Without Administrative Agent’s prior written approval, as to parties, terms, and all other matters, Mortgage Loan Borrower shall not (a) enter into any Material Contract for the performance of any work or the supplying of any labor, materials or services for the design or construction of the Improvements, (b) enter into any management, maintenance or other contract pertaining to the Property not described in clause (a) that is not unconditionally terminable by Mortgage Loan Borrower or any successor thereto without penalty or payment on not more than sixty (60) days’ notice to the other party thereunder, or (c) modify or amend, in any material respect, or terminate any Material Contract. Mortgage Loan Borrower shall use commercially reasonable efforts to ensure that all such contracts executed after the date hereof shall provide that all rights and liens of the applicable contractor, architect, engineer, supplier, surveyor or other party and any right to remove removable Improvements are subordinate to Lender’s rights and liens, shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors’ and mechanics’ and materialmen’s liens and any right to remove removable Improvements to Lender’s rights and liens, and shall provide in such contracts that no change order shall be effective without the prior written consent of Administrative Agent. Mortgage Loan Borrower shall not default (beyond any applicable grace and/or cure period) under any Material Contract, Mortgage Loan Borrower shall not permit any Material Contract to terminate by reason of any failure of Mortgage Loan Borrower to perform thereunder, and Mortgage Loan Borrower shall promptly notify Administrative Agent of any material default thereunder (beyond any applicable grace and/or cure period) of which Mortgage Loan Borrower becomes aware. Mortgage Loan Borrower will deliver to Administrative Agent the names and addresses of all Persons with whom each contractor has contracted or intends to contract under a Material Contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

2.4 Assignment of Contracts and Plans. As additional security for the Mortgage Loan Obligations, Mortgage Loan Borrower hereby transfers and assigns to Administrative Agent for the ratable benefit of Administrative Agent and Lenders and grants a security interest in all of Mortgage Loan Borrower’s right, title and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Mortgage Loan Borrower agrees to deliver to Administrative Agent from time to time upon Administrative Agent’s request such consents to the foregoing assignment from parties contracting with Mortgage Loan Borrower as Administrative Agent may reasonably require. Neither this assignment nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any contract or with respect to the Plans, Mortgage Loan Borrower hereby agrees to perform all of its obligations under any contract, and Mortgage Loan Borrower shall continue to be liable for all obligations of Mortgage Loan Borrower with respect thereto. During the continuance of any Default hereunder, Administrative Agent shall have the right at any time, (but shall have no obligation) to take in its name or in the name of Mortgage Loan Borrower such action as Administrative Agent may reasonably determine to be necessary to cure any default under any contract or with respect to the Plans or to protect the rights of Mortgage Loan Borrower, Administrative Agent or Lenders with respect thereto. The Administrative Agent agrees to promptly notify the Mortgage Loan Borrower of any such action. Subsequent to the occurrence and during the continuance of any Default, Mortgage Loan Borrower irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power of attorney is coupled with an interest and irrevocable, to enforce in its name or in Administrative Agent’s and Lender’s name all rights of Mortgage Loan Borrower under any contract or with respect to the Plans. Administrative Agent shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Mortgage Loan Borrower and all other Loan Parties shall, jointly and severally, indemnify and hold Administrative Agent and Lenders harmless against and from, and shall pay upon reasonable documentation thereof, any loss, cost, liability or reasonable expense (including, but not limited to, reasonable consultants’ fees and expenses and reasonable attorneys’ fees and expenses) incurred in connection with Mortgage Loan Borrower’s failure to perform such contracts or any action taken by Administrative Agent or Lenders as a result of such failure. Administrative Agent may use the Plans for any purpose relating to the Improvements. Mortgage Loan Borrower represents and warrants to Administrative Agent and Lenders that the copy of any contract furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, that the copies of the Plans delivered to Administrative Agent are and shall be true and complete copies of the Plans, that there have been no material modifications thereof which are not fully set forth in the copies delivered, and that its interest therein is not subject to any claim, setoff, or encumbrance except any created by the Credit Documents.

2.5 Storage of Materials. Mortgage Loan Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not yet affixed to or incorporated into the Improvements or the Land, to be stored on the Land or offsite upon such terms and conditions as Administrative Agent reasonably deems acceptable and with adequate safeguards to prevent loss, theft, damage or commingling with materials for other projects. Unless otherwise agreed to by Administrative Agent, in the exercise of its reasonable discretion, Mortgage Loan Borrower shall not purchase or order materials for delivery more than ninety (90) days prior to the scheduled incorporation of such materials into the Improvements.

2.6 Construction Inspector. Administrative Agent shall retain the services of a Construction Inspector, whose duties may include, among others, reviewing the Plans and any proposed changes to the Plans, performing construction cost analyses, observing and inspecting work in place and reviewing Draw Requests. The duties of Construction Inspector run solely to Administrative Agent for the ratable benefit of Lenders, and Construction Inspector shall have no obligations or responsibilities whatsoever to Mortgage Loan Borrower and Mortgage Loan Borrower’s architect, engineer, contractor or any of their agents or employees. Unless prohibited by applicable Law, all reasonable fees, costs, and expenses of Construction Inspector shall be paid by Mortgage Loan Borrower upon reasonable documentation thereof. Mortgage Loan Borrower shall reasonably cooperate with Construction Inspector and will furnish to Construction Inspector such information and other material as Construction Inspector reasonably considers necessary or useful in performing its duties.

2.7 Inspection. Administrative Agent and its agents, including Construction Inspector, may enter upon the Property to inspect the Property, the Project and any related materials at any reasonable time, unless Administrative Agent reasonably deems such inspection is of an emergency nature, in which event Mortgage Loan Borrower shall provide Administrative Agent with immediate access to the Property. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and its agents, including Construction Inspector, may enter upon the Property to inspect the Property, the Project, and related materials at any time. Mortgage Loan Borrower will also permit Administrative Agent and its agents, including Construction Inspector, to photograph the Property during normal business hours and at any other reasonable time. Mortgage Loan Borrower will furnish to Administrative Agent and its agents, including Construction Inspector, for inspection and copying, all Plans, shop drawings, specifications, books and records, and other documents and information that Administrative Agent may reasonably request from time to time.

2.8 Notice to Administrative Agent. Mortgage Loan Borrower shall promptly within five (5) Business Days after Mortgage Loan Borrower actually becomes aware of the occurrence of any of the following events, notify Administrative Agent in writing thereof, specifying in each case the action Mortgage Loan Borrower has taken or will take with respect thereto: (a) any Default hereunder or under any of the other Credit Documents; (b) any violation of any Law by Mortgage Loan Borrower or any other Loan Party, or any claim or assertion by any Governmental Authority that the Property or Improvements fail to comply with any Law; (c) any investigation by any Governmental Authority, or any notice of any violation, in any material respect, of any Law or governmental requirement; (d) any litigation, arbitration or proceeding instituted or threatened against Mortgage Loan Borrower or any other Loan Party or the Property which is not adequately covered by insurance, and any material development therein; (e) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any material loss of or substantial damage to the Property; (f) any material labor controversy pending or to the knowledge of Mortgage Loan Borrower threatened against Mortgage Loan Borrower or any contractor, and any material development in any labor controversy; (g) any notice received by Mortgage Loan Borrower with respect to the cancellation, material alteration or non-renewal of any insurance coverage maintained with respect to the Property; (h) any failure by Mortgage Loan Borrower or any contractor, subcontractor or supplier to perform any material obligation under any Material Contract, any event or condition which would permit termination of a Material Contract or suspension of work thereunder, or any notice given by Mortgage Loan Borrower or any contractor with respect to any of the foregoing; (i) any lien filed against the Property or any stop notice served on Mortgage Loan Borrower in connection with construction of the Improvements; (j) any required permit, license, certificate or approval material to the construction of the Improvements or the ownership, operation or leasing of the Property lapses or ceases to be in full force and effect, or (k) any Material Adverse Effect in the financial condition, results of operations, business or properties of Mortgage Loan Borrower or any other Loan Party.

2.9 Other Information. Mortgage Loan Borrower shall furnish to Administrative Agent from time to time upon Administrative Agent’s reasonable request (a) copies of any or all Material Contracts entered into by contractors or subcontractors and the names and addresses of all Persons with whom Mortgage Loan Borrower or any contractor has contracted or to Mortgage Loan Borrower’s knowledge intends to contract for the construction of the Improvements or the furnishing of labor or materials in connection therewith under a Material Contract; (b) copies of any or all contracts, bills of sale, statements, receipts or other documents under which Mortgage Loan Borrower claims title to any materials, fixtures or articles of personal property of a material nature incorporated or to be incorporated into the Improvements or subject to the lien of the Mortgage; (c) a list of all unpaid bills for labor and materials under any Material Contract with respect to construction of the Improvements and copies of all invoices therefor; (d) budgets of Mortgage Loan Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the completion of construction of the Improvements; (e) current or updated detailed Project schedules or construction schedules; (f) the Accounts Payable List with each Draw Request for soft costs; and (g) such other information relating to Mortgage Loan Borrower, the Loan Parties, the Improvements, the Property, the Mortgage Loans, the construction of the Improvements or any security for the Mortgage Loans as Administrative Agent may reasonably request.

2.10 Reports and Testing. Mortgage Loan Borrower shall, upon Administrative Agent’s reasonable request, (a) promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on the Land, the Improvements or any materials to be incorporated into the Improvements; (b) make such tests of materials to be incorporated into the Improvements as Administrative Agent reasonably requires and (c) make such additional tests on the Land and the Improvements as Administrative Agent reasonably requires after the occurrence or discovery of an event or condition from which it can be reasonably determined that cause exists for additional tests. Mortgage Loan Borrower shall promptly notify Administrative Agent of any report, study, inspection or test that indicates any material adverse condition relating to the Land, the Improvements or any such materials of which Mortgage Loan Borrower becomes aware.

2.11 Advertising by Lenders. At Administrative Agent’s request and Lenders’ expense, Administrative Agent may erect and maintain in a location approved by Mortgage Loan Borrower on the Property, in compliance with applicable Law, one advertising sign provided by Administrative Agent indicating that the construction financing for the Property has been provided by Lenders.

2.12 Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The reasonable cost of any such appraisal, including any costs for internal review thereof performed as a condition of closing of the Mortgage Loans, upon completion of construction, at any time required in connection with the requirements of Laws (including compliance with requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (“FIRREA”)), and at any time upon the occurrence and during the continuance of any Default or Event of Default, shall be borne by Mortgage Loan Borrower, and such cost shall be due and payable by Mortgage Loan Borrower on demand and shall be secured by the Credit Documents. Administrative Agent shall provide a copy of each such appraisal to each Lender upon receipt, and shall provide a copy of each such appraisal to Mortgage Loan Borrower provided that Mortgage Loan Borrower has paid to Administrative Agent the cost of such appraisal and has executed in favor of Lenders a waiver and indemnification agreement regarding the use of such appraisal in Administrative Agent’s standard form.

2.13 Reporting Compliance. Mortgage Loan Borrower agrees to comply with any and all reporting requirements applicable to the Mortgage Loans which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, including The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with reasonable evidence of such compliance.

2.14 Payment of Withholding Taxes. Mortgage Loan Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any Loan advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a) the United States of all amounts of tax required to be deducted and withheld with respect to such wages under the Code, and (b) any state and/or local Governmental Authority or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local Laws.

2.15 Deposit Accounts; Income from Property. Mortgage Loan Borrower shall maintain with Administrative Agent all deposit accounts of Mortgage Loan Borrower related to the Property, including all operating accounts, any reserve or escrow accounts, and any accounts from which Mortgage Loan Borrower may from time to time authorize Administrative Agent to debit payments due on the Loan. Mortgage Loan Borrower hereby grants to Administrative Agent for the benefit of Lenders a security interest in all right, title and interest of Mortgage Loan Borrower in and to each of the foregoing accounts. Mortgage Loan Borrower shall first apply all income derived from the Property to which Borrower is entitled, including all income from Lease(s), to pay when due all costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Credit Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member of Mortgage Loan Borrower unless specifically permitted under the terms of the Credit Agreement and the Mortgage; provided, however, until Completion of Construction, no withdrawal of any proceeds of Up-Front Equity, proceeds of sale of any part of the Property or other capital, or payments on account of any indebtedness owed to its sole member shall occur unless specifically permitted by the terms of this Agreement, and provided that no such distribution, payment, or withdrawal shall occur at any time during the existence of a Default.

2.16 Controlled Substances. Without limiting the provisions of other Sections of this Addendum, Mortgage Loan Borrower shall not, and shall take commercially reasonable efforts to not suffer or permit any Person to violate any Laws affecting the Property, including the Controlled Substances Act, which could result in the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section, Mortgage Loan Borrower shall promptly take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to any appropriate law enforcement agency of information that led Mortgage Loan Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent illegal use of the Property.

2.17 Property Agreements.

(a) Mortgage Loan Borrower hereby represents and warrants to Administrative Agent and Lenders that (i) each of the Property Agreements is in full force and effect, (ii) there is no default under any provision thereof, and (ii) all conditions to the effectiveness thereof required to be satisfied as of the date hereof have been fully satisfied, including the payment of all fees, deposits, costs and expenses required thereby. Mortgage Loan Borrower hereby covenants and agrees (i) to observe and perform in all material respects all obligations imposed on Mortgage Loan Borrower in connection with each of the Property Agreements; (ii) not to release, forego, alter, amend, or modify, in any material respects, its rights to any one or more of the Property Agreements without Administrative Agent’s prior written consent; (iii) not to execute any contract, agreement, understanding, license, lease, sublease or other document or instrument which does not comply fully with the terms of the Property Agreements or which materially impairs any of Mortgage Loan Borrower’s rights with regard thereto without Administrative Agent’s prior written consent; and (iv) to promptly deliver to Administrative Agent true and correct copies of all notices or other documents or communications received or given by Mortgage Loan Borrower concerning any claimed violation or default or any threatened termination or enforcement action relating in any way to any Property Agreement.

Mortgage Loan Borrower shall deliver promptly to Administrative Agent such reports and information as Administrative Agent may from time to time reasonably request relating to the Property Agreements.

(b) As additional security for the Mortgage Loan Obligations, Mortgage Loan Borrower hereby transfers and assigns to Administrative Agent for the ratable benefit of Administrative Agent and Lenders for collateral purposes and grants a security interest in all of Mortgage Loan Borrower’s right, title and interest, but not its liability, in, under, and to each of the Property Agreements, and agrees that the same are covered by the security agreement provisions of the Mortgage. Mortgage Loan Borrower agrees to utilize reasonable and diligent efforts to deliver to Administrative Agent from time to time upon Administrative Agent’s request such consents to the foregoing assignment from parties contracting with Mortgage Loan Borrower as Administrative Agent may reasonably require. Neither this assignment nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any of the Property Agreements. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Mortgage Loan Borrower such action as Administrative Agent may reasonably determine to be necessary to cure any default under any of the Property Agreements or to protect the rights of Mortgage Loan Borrower, Administrative Agent or Lenders with respect thereto. Subsequent to the occurrence and during the continuance of any Default, Mortgage Loan Borrower irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power of attorney is coupled with an interest and irrevocable, to enforce in its name or in Administrative Agent’s and Lender’s name all rights of Mortgage Loan Borrower under any Property Agreement. Administrative Agent shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Mortgage Loan Borrower and the other Loan Parties shall, jointly and severally, indemnify and hold Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants’ fees and expenses and reasonable attorneys’ fees and expenses) incurred in connection with their failure to perform or any action taken by Administrative Agent or Lenders as a result of such failure (excluding, however, any action constituting fraud, gross negligence or willful misconduct on the part of Administrative Agent or any Lender as determined by a court of competent jurisdiction by a final and unappealable judgment).

ARTICLE 3 – ADDITIONAL REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loan, Mortgage Loan Borrower hereby represents and warrants to Administrative Agent and Lenders that except as otherwise disclosed to Administrative Agent in writing (a) Mortgage Loan Borrower has complied, in all material respects, with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and Mortgage Loan Borrower has the right and limited liability company power to own the fee simple interest in the Land, subject to the Permitted Encumbrances, and to develop the Improvements as contemplated in this Addendum and the other Credit Documents; (b) Mortgage Loan Borrower is authorized to execute, deliver and perform all of its obligations under the Credit Documents to which it is a party; (c) the Credit Documents to which Mortgage Loan Borrower is a party are valid and binding obligations of Mortgage Loan Borrower, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity; (d) Mortgage Loan Borrower is not in violation of any Law, regulation or ordinance, or any order of any court or Governmental Authority, and no provision of the Credit Documents violates any applicable Law, any covenants or restrictions affecting the Property, any order of any court or Governmental Authority or any contract or agreement binding on Mortgage Loan Borrower or the Property; (e) to the extent required by applicable Law, Mortgage Loan Borrower and the Loan Parties have filed all required tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Plans are complete in all material respects, contain all material details and are adequate for the construction of the Improvements, are satisfactory to Mortgage Loan Borrower, have been approved, by all applicable Governmental Authorities to the extent approval is required by applicable Laws, have been accepted by each contractor that is party to a Material Contract to the extent that such acceptance is required, and, comply in all material respects with the Credit Documents and all applicable Laws, restrictive covenants, and governmental requirements, rules, and regulations; (g) the Land is not part of a larger tract of land owned by Mortgage Loan Borrower or any of its Affiliates or any Loan Party, and except as may be provided in any Permitted Encumbrances, the Property is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and constitutes, or will constitute, a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements; (h) to Mortgage Loan Borrower’s knowledge, the Land and Improvements comply with all applicable Laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property, except as may be provided in any Permitted Encumbrance; (i) to Mortgage Loan Borrower’s knowledge, the Plans do, and the Improvements when constructed will, comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (j) Mortgage Loan Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or governmental requirement except as may otherwise have been disclosed to Administrative Agent or as provided in any Permitted Encumbrances or as may otherwise be permitted by the terms of the Credit Documents; (k) to Mortgage Loan Borrower’s knowledge, the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the Project; (l) all financial statements delivered to Administrative Agent with respect to Mortgage Loan Borrower are true, correct, and complete in all material respects, and to Mortgage Loan Borrower’s knowledge, there has been no event or condition that could reasonably be expected to result in a Material Adverse Change in Mortgage Loan Borrower’s or any Loan Party’s financial conditions from the financial conditions of Mortgage Loan Borrower or any Loan Party indicated in such financial statements; (m) all utility services necessary for the development of the Land and the construction of the Improvements and the operation thereof for their intended purpose are available within reasonable proximity to the boundaries of the Land, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities; (n) except for construction, design and engineering contracts executed in accordance with this Addendum and as otherwise provided for in the Credit Documents, Mortgage Loan Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property other than the Permitted Encumbrances; (o) to Mortgage Loan Borrower’s knowledge, the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception which has not been duly obtained, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and to the knowledge of Mortgage Loan Borrower no violation of any Law or regulation exists with respect thereto, except as may have been expressly disclosed in any Environmental Report (as defined in the Environmental Agreement); and (p) Mortgage Loan Borrower has obtained, or will obtain on or before the date the same shall be required, all bonds required in connection with completion of the Improvements.

ARTICLE 4 – ADDITIONAL DEFAULTS AND REMEDIES

4.1 Defaults. In addition to the Defaults and Events of Default set forth in the Credit Agreement, the occurrence of any one of the following shall be a default under this Addendum (“Default”):

(a) The cessation of the construction of the Improvements continues for more than thirty (30) consecutive calendar days, except for Excusable Delays;

(c) The construction of the Improvements, or any materials for which an advance has been requested, fails to materially comply with the Plans, the Credit Documents, any Laws or governmental requirements, or any applicable restrictive covenants and, if correctable in the reasonable opinion of Administrative Agent, is not corrected within thirty (30) calendar days after notice thereof from Administrative Agent, unless (i) the nature of the failure is such that it cannot be cured within the thirty (30) calendar day period, (ii) Borrower institutes corrective action within the thirty (30) day period, and (iii) Borrower diligently pursues such action until the failure is remedied and completes the cure within an additional period of thirty (30) days;

(d) Construction of the Improvements shall not be commenced on or before the Construction Commencement Date, or once commenced, is abandoned, or Administrative Agent and Construction Inspector reasonably determine that Completion of Construction of the Improvements will not be achieved on or before the Completion Date and Mortgage Loan Borrower fails to demonstrate to the reasonable satisfaction of Administrative Agent that construction can be accelerated and completed by the Completion Date, or Mortgage Loan Borrower fails to cause Completion of Construction of the Improvements to occur in accordance with this Addendum on or before the Completion Date required therefor;

(e) Any required permit, license, certificate or approval material to the construction of the Improvements or Mortgage Loan Borrower’s ownership, development, operation or leasing of the Property lapses or ceases to be in full force and effect and is not reinstated or reissued within fifteen (15) Business Days to the extent still required;

(f) A Mortgage Loan Borrower’s Deposit is not made with Administrative Agent within five (5) Business days after Administrative Agent’s request therefor in accordance with Section 1.5;

(g) Construction is enjoined or Mortgage Loan Borrower, Administrative Agent or any Lender is enjoined or prohibited from performing any of its respective obligations under any of the Credit Documents for a period in excess of thirty (30) days;

(h) Mortgage Loan Borrower enters into any Lease, other than its lease with Diversified (or another Loan Party), without the prior written consent of the Administrative Agent;

(i) A lien for the performance of work or the supply of materials which is established against the Property, or any stop notice served on Mortgage Loan Borrower, the general contractor, Administrative Agent or a Lender, remains unsatisfied, unbonded or otherwise effectively stayed for a period of twenty (20) Business Days after the date of perfection or service;

(j) Any judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending and not effectively stayed with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including the Controlled Substances Act or the Civil Asset Forfeiture Reform Act.

(k) At any time during the term of the Loan, Mortgage Loan Borrower or any other Loan Party fails to comply with, or breaches any of the covenants or conditions set forth in this Addendum, or any default or event of default shall occur under any of the Property Agreements with regard to any material obligation imposed upon or binding against Mortgage Loan Borrower or such Loan Party, which default or event of default shall continue beyond any applicable grace or cure period, or without the prior express written consent of Administrative Agent, any of the Property Agreements shall be terminated or shall become of no further force or effect, for any reason whatsoever, or shall be modified or amended in any material and adverse manner.

4.2 Remedies. Upon the occurrence and during the continuance of any Default, Administrative Agent may with the consent of, and shall at the direction of, the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Credit Documents, Law (including the rights and remedies of a secured party under the UCC), equity or otherwise, including (a) declaring any and all Obligations immediately due and payable; (b) reducing any claim to judgment; or (c) obtaining appointment of a receiver (to which Mortgage Loan Borrower and all other Loan Parties hereby consent) and/or judicial or nonjudicial foreclosure under the Mortgage; provided, however, that during the continuance of any Default, Administrative Agent at its election may (but shall not be obligated to) with the consent of, and shall at the direction of, the Required Lenders, without notice, do any one or more of the following: (x) terminate Lenders’ Mortgage Loan Commitments to lend and any obligation to disburse any Mortgage Loan Borrower’s Deposit hereunder; (y) so long as the same is not prohibited by Law, in its own name on behalf of the Lenders or in the name of Mortgage Loan Borrower, enter into possession of the Property, perform all work necessary to complete construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent), the Credit Documents, and all applicable Laws, governmental requirements and restrictive covenants, and continue to employ Mortgage Loan Borrower’s architect, engineer and any contractor pursuant to the applicable contracts or otherwise; or (z) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Mortgage Loan Borrower against any Mortgage Loan Obligations.

Mortgage Loan Borrower hereby appoints Administrative Agent as Mortgage Loan Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in its name upon the occurrence and during the continuance of any Default: (i) use such sums as are necessary, including any Loan Proceeds and any Mortgage Loan Borrower’s Deposit, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required or as Lenders may otherwise consider desirable for the purpose of completing construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent), the Credit Documents, and all applicable Laws, governmental requirements and restrictive covenants; (ii) execute all applications and certificates in the name of Mortgage Loan Borrower which may be required for completion of construction of the Improvements; (iii) endorse the name of Mortgage Loan Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Mortgage Loan Borrower with respect to the Property; (iv) do every act with respect to the construction of the Improvements that Mortgage Loan Borrower may do; (v) prosecute or defend any action or proceeding incident to the Property, (vi) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (vii) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Mortgage Loan Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Administrative Agent on its own behalf or on behalf of Lenders to construct or complete the Improvements or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Mortgage Loan Borrower hereunder as a demand obligation owing by Mortgage Loan Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Mortgage Loan Obligations, regardless of whether such amounts exceed any limits for Mortgage Loan Obligations otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Mortgage Loan Borrower or any other Loan Party for the sufficiency or adequacy of any such actions taken by Administrative Agent.

No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Mortgage Loan Obligations or any other Obligations, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Mortgage Loan Obligations, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Mortgage Loan Note or any of the other Credit Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Mortgage Loan Note or any of the other Credit Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Addendum, any Mortgage Loan Note or any of the other Credit Documents shall be concurrent, and may be pursued separately, successively or together against Mortgage Loan Borrower, the Loan Parties, or the Property or any part thereof, or any personal property granted as security under the Credit Documents, and every right, power and remedy given by this Addendum, any Mortgage Loan Note or any of the other Credit Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.

Regardless of how a Lender may treat payments received from the exercise of remedies under the Credit Documents for the purpose of its own accounting, for the purpose of computing the Mortgage Loan Obligations, payments shall be applied as elected by Lenders. No application of payments arising from the exercise by Lenders of remedies under the Credit Documents will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

ARTICLE 5 – ADMINISTRATIVE AGENT

5.1 Releases; Acquisition and Transfers of Collateral.

(a) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Mortgage Loan Commitments and payment and satisfaction in full of all Mortgage Loan Obligations, (ii) constituting a release, transfer or sale of a lien or Loan collateral if Mortgage Loan Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Addendum or the other Credit Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title if approved by the Required Lenders.

(b) If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their pro rata shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, “Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties.

After consulting with the Property Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Addendum, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to Subsection (a) of this Section, have the right but not the obligation to take any action in connection with the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.

(c) Upon request by Administrative Agent or Mortgage Loan Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Mortgage Loan Borrower other than those expressly being released.

5.2 Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, proceeds from foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Addendum, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Loan collateral received by Administrative Agent (notwithstanding anything contained in the Mortgage, to the contrary), shall be applied first, to pay any fees, indemnities, costs, expenses and reimbursements then due to Administrative Agent from Mortgage Loan Borrower ; second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Mortgage Loan Borrower; third, to pay pro rata interest and Late Payment Charges due in respect of the Mortgage Loan Obligations and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of, the Mortgage Loan Obligations and Administrative Agent Advances, and to pay or cash collateralize the Hedge Obligations, ratably among the Lenders, Administrative Agent, and Swap Providers; and last, the balance, if any, after all of the Mortgage Loan Obligations have been indefeasibly paid in full, to the Mortgage Loan Borrower or as otherwise required by applicable Laws.

Cash collateralization of the Hedge Obligations shall be at the discretion of the Administrative Agent, with funds to be placed on deposit with the Administrative Agent, and on terms on which the Administrative Agent and the Mortgage Loan Borrower may agree. Amounts used to cash collateralize the Hedge Obligations pursuant to clause fourth above, shall be applied to satisfy drawings under the Hedge Obligations as they occur. If any amounts remain on deposit as cash collateral after all Hedge Obligations have been terminated, such remaining amount shall be applied to other Mortgage Loan Obligations, if any, in the order set forth above.

5.3 Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.

ARTICLE 6 - GENERAL TERMS AND CONDITIONS

6.1 Consents; Indemnity. Except where otherwise expressly provided in the Credit Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the reasonable discretion of Administrative Agent or Lenders; and (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any appraisal, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Administrative Agent’s or Lenders’ acceptance of an assignment of the Plans for the benefit of Administrative Agent and Lenders shall not constitute approval of the Plans. Any inspection, appraisal or audit of the Property or the books and records of Mortgage Loan Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Mortgage Loan Borrower, any other Loan Party or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Mortgage Loan Borrower of any of its obligations. Mortgage Loan Borrower has selected all surveyors, architects, engineers, the general contractor, materialmen and all other Persons furnishing services or materials to the Project (except for those Persons hired by Administrative Agent pursuant to Section 4.2). Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Mortgage Loan Borrower, any other Loan Party, or any other Person to protect against, or to inform Mortgage Loan Borrower, any other Loan Party or any other Person of the existence of any negligent, faulty, inadequate or defective design or construction of the Improvements. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Mortgage Loan Borrower and the other Loan Parties shall, jointly and severally, indemnify Administrative Agent and each Agent- Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against, and shall pay upon reasonable documentation thereof: (a) any claim, action, loss or cost (including reasonable attorney’s fees and costs) arising from or relating to (i) any defect in the Property or the Improvements, (ii) the performance or default of Mortgage Loan Borrower, or Mortgage Loan Borrower’s surveyors, architects, engineers or contractors, (iii) any failure to construct, complete, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the construction of the Improvements, (v) the protection and preservation of the collateral for the Mortgage Loans (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition), or (vi) the performance of any obligation of Mortgage Loan Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the enforcement of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened (in writing) claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Addendum; and (d) any and all liabilities, losses, costs or expenses (including reasonable attorneys’ fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn (all of the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction, by a final and non-appealable judgment, to have resulted from the fraudulent acts or omissions, gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by a final and unappealable judgment. No advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent, any Lender or the Construction Inspector that there has been or will be compliance with the Plans, the Credit Documents, or applicable Laws, governmental requirements and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing, or a waiver of Administrative Agent’s and Lenders’ right thereafter to insist that the Improvements be constructed in accordance with the Plans, the Credit Documents, and all applicable Laws, governmental requirements and restrictive covenants. Administrative Agent’s failure to inspect shall not constitute a waiver of any of Administrative Agent’s or Lenders’ rights under the Credit Documents or at Law or in equity.

6.2 Miscellaneous. This Addendum may be executed in several counterparts, and by different parties hereto in different counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Credit Documents are for the sole benefit of Administrative Agent, Lenders and Mortgage Loan Borrower and are not for the benefit of any third party. A determination that any provision of this Addendum is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Addendum to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. Time shall be of the essence with respect to Mortgage Loan Borrower’s obligations under the Credit Documents. This Addendum, and its validity, enforcement and interpretation, shall be governed by the laws of the Governing State (without regard to any conflict of Laws principles) and applicable United States federal Law.

6.3 Payments Set Aside. To the extent that any payment by or on behalf of Mortgage Loan Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

6.4 Survival. This Addendum shall continue in full force and effect until the all of the Mortgage Loan Obligations are paid in full and all of Administrative Agent’s and Lenders’ obligations under this Addendum are terminated; provided that all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Mortgage Loan Obligations, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Addendum or of any other Credit Documents.

6.5 Costs and Expenses. Without limiting any Credit Document and to the extent not prohibited by applicable Laws, the Mortgage Loan Borrower and the other Loan Parties shall pay when due, shall reimburse to Administrative Agent on demand and shall indemnify Administrative Agent from, upon reasonable documentation thereof, all reasonable out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Addendum and the other Credit Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time). Without limiting any Credit Document and to the extent not prohibited by applicable Laws, Mortgage Loan Borrower shall pay when due, shall reimburse to Administrative Agent on demand and shall indemnify Administrative Agent from, upon reasonable documentation thereof, all reasonable out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the disbursement or administration of the Mortgage Loans, including (a) all reasonable and documented fees and expenses of Administrative Agent’s counsel; (b) reasonable and documented fees and charges of each Construction Inspector, inspector and engineer; (c) appraisal, re-appraisal and survey costs to the extent required by the terms of the Credit Documents; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches; (f) judgment and tax lien searches for the Mortgage Loan Borrower and the other Loan Parties; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations required by the terms of the Credit Documents; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; and (j) filing and recording fees. Mortgage Loan Borrower and the other Loan Parties shall, jointly and severally, pay, upon reasonable documentation thereof, all reasonable costs and expenses incurred by Administrative Agent and/or Lenders for the collection of the Mortgage Loans or the enforcement of the obligations of Mortgage Loan Borrower or the other Loan Parties, or the exercise of any enforcement or collection remedies, including without limitation reasonable and documented attorneys’ fees, whether or not involving probate, appellate, administrative or bankruptcy proceedings. The obligations of the Mortgage Loan Borrower and the other Loan Parties under this Section shall survive the delivery of the Credit Documents, the making of advances, the payment in full of the Obligations, the release or reconveyance of any of the Credit Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

6.6 Further Assurances; No Merger. The Mortgage Loan Borrower and the other Loan Parties will, upon Administrative Agent’s reasonable request, (a) promptly correct any defect, error or omission in any Credit Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent reasonably deems necessary or proper to carry out the purposes of the Credit Documents and to identify and subject to the liens and security interest of the Credit Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent reasonably deems necessary or proper to protect the liens or the security interest under the Credit Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts reasonably deemed necessary or proper by Administrative Agent or any Lender to comply with the requirements of any Governmental Authority having jurisdiction over Administrative Agent or such Lender.

As a material inducement to Administrative Agent and Lenders to enter into this Addendum, Mortgage Loan Borrower acknowledges and agrees that each of its Indemnification Agreements (as that term is defined below) (a) is a continuing, separate agreement that shall survive the termination of this Addendum, the payment and performance in full of the Obligations, the release or reconveyance of any of the Credit Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any proceeding under any Debtor Relief Law, and any other event whatsoever, and (b) shall not be merged with any judgment or judgments with respect to the Obligations. The term “Indemnification Agreements” means the collective reference to each provision of this Addendum or any of the Credit Documents for indemnification of Administrative Agent and/or the Lenders, their respective parents, Affiliates and/or respective officers, directors, shareholders, employees, attorneys, other professionals, and agents and to each of the agreements of Mortgage Loan Borrower to pay or reimburse Administrative Agent and/or the Lenders for reasonable costs and expenses (including, reasonable attorneys’ fees) of collection or otherwise.

6.7 Inducement to Lenders. The representations, warranties, covenants and agreements contained in this Addendum and the other Credit Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Mortgage Loan Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any foreclosure, any conveyance (or assignment) in lieu of foreclosure, or any proceedings under any Debtor Relief Law involving Mortgage Loan Borrower, the other Loan Parties, or the Property.

6.8 Commercial Purpose. The Mortgage Loan Borrower warrants that the Mortgage Loans are being made solely to acquire or carry on a business or commercial enterprise, and/or Mortgage Loan Borrower is a business or commercial organization. Mortgage Loan Borrower further warrants that all of the proceeds of the Mortgage Loans shall be used for commercial purposes and stipulates that the Mortgage Loans shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

6.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ADDENDUM OR ANY OTHER CREDIT DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE CREDIT DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT THE MORTGAGE LOAN BORROWER, THE OTHER LOAN PARTIES, ADMINISTRATIVE AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

6.10 Entire Agreement. The Credit Documents constitute the entire understanding and agreement between and among the Mortgage Loan Borrower, the other Loan Parties, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loans, and supersede all prior written or oral understandings and agreements between and among the Mortgage Loan Borrower, the other Loan Parties, Administrative Agent and Lenders with respect to the matters addressed in the Credit Documents. For the avoidance of doubt, this Addendum is incorporated by reference into the Credit Agreement. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Credit Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of any of the Mortgage Loans past its stated maturity date or to provide the Mortgage Loan Borrower or any other Loan Party with financing except as set forth in the Credit Documents. Except as incorporated in writing into the Credit Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Credit Documents.

THE WRITTEN CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Signatures appear on following pages]

Signature Page to Construction Loan Addendum:

IN WITNESS WHEREOF, THIS CONSTRUCTION LOAN ADDENDUM IS EXECUTED AND DELIVERED UNDER SEAL as of the date first above written.

MORTGAGE LOAN BORROWER:

WITNESS OR ATTEST:	LONE STAR ACQUISITION, LLC,
A Delaware limited liability company,
Authorized to do business in Texas under the name LONE STAR LAND OF HOUSTON, LLC

	By:	LDRV Holdings Corp., a Delaware corporation, its Manager

By:
Name:
Title:

STATE OF______________ , COUNTY OF____________ , TO WIT:

I HEREBY CERTIFY, that on this day of__________, 2020, before me, the undersigned Notary Public of said State, personally appeared__________, and who acknowledged himself/herself to be the_________________ of LDRV Holdings Corp. which is the Manager of Lone Star Acquisition, LLC, a Delaware limited liability company authorized to do business in Texas under the name Lone Star Land of Houston, LLC, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized____________ of LDRV Holdings Corp., as Manager of said limited liability company.

WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

Signature Page to Construction Loan Addendum:

BORROWERS:

WITNESS OR ATTEST:	LDRV HOLDINGS CORP., a Delaware corporation

By:
Name:
Title:

LAZYDAYS RV AMERICA, LLC,

LAZYDAYS RV DISCOUNT, LLC,

LAZYDAYS MILE HI RV, LLC,

LAZYDAYS OF MINNEAPOLIS LLC,

LDRV OF TENNESSEE LLC,

LAZYDAYS OF CENTRAL FLORIDA, LLC, and

LONE STAR DIVERSIFIED, LLC,

Each a Delaware limited liability company

	By:	LDRV Holdings Corp., a Delaware corporation, its Manager

By:
Name:
Title:

STATE OF__________ , COUNTY OF__________, TO WIT:

I HEREBY CERTIFY, that on this__________day of__________, 2020, before me, the undersigned Notary Public of said State, personally appeared , who acknowledged himself/herself to be the__________of LDRV Holdings Corp., a Delaware corporation and the Manager of Lazydays RV America, LLC, Lazydays RV Discount, LLC, Lazydays Mile Hi RV, LLC, Lazydays of Minneapolis LLC, LDRV of Tennessee LLC, Lazydays of Central Florida, LLC, and Lone Star Diversified, LLC, each a Delaware limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized__________of LDRV Holdings Corp. for itself and as Manager of said limited liability companies.

WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

[Signatures continued on following pages]

Signature Page to Construction Loan Addendum:

ADMINISTRATIVE AGENT:

WITNESS OR ATTEST:	MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation,
In Its Capacity As Administrative Agent

	By	(SEAL)
Brendan Kelly,
Vice President

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY, As A Lender

	By	(SEAL)
Brendan Kelly,
Vice President

STATE OF__________, COUNTY OF__________, TO WIT:

I HEREBY CERTIFY, that on this__________day of__________, 2020, before me, the undersigned Notary Public of said State, personally appeared Brendan Kelly, who acknowledged himself to be a Vice President of Manufacturers and Traders Trust Company, a New York banking corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Vice President of said banking corporation by signing the name of the banking corporation in the foregoing capacity.

WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

[Signatures continued on following pages]

Signature Page to Construction Loan Addendum:

LENDER:

WITNESS OR ATTEST:	BMO HARRIS BANK N.A.,
As A Lender

By:
Jonathan Terrell,
Vice President

STATE OF__________, COUNTY OF__________, TO WIT:

I HEREBY CERTIFY, that on this__________day of__________, 2020, before me, the undersigned Notary Public of said State, personally appeared Jonathan Terrell, who acknowledged himself to be a Vice President of BMO Harris Bank N.A., a national banking association, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized Vice President of said national banking association by signing the name of the national banking association in the foregoing capacity.

WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

EXHIBIT “A”

PROPERTY DESCRIPTION

DESCRIPTION OF TRACT 1:

12.689 ACRE OR 552,728 SQ. FT.

A TRACT OR PARCEL OF CONTAINING 12.689 ACRES OR 552.728 SQUARE FEET OF LAND, SITUATED IN THE W. SORSBY SURVEY, ABSTRACT NO. 958, HARRIS COUNTY, TEXAS, BEING OUT AND A PART OF A CALLED 22.8600 ACRES CONVEYED TO STOKE-290 PARTNERS, LP AS RECORDED UNDER THE HARRIS COUNTY CLERKS FILE (H.C.C.F.) NO. 2016178528, BEING DESCRIBED AS FOLLOWS WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NAD83;

COMMENCING, AT A 5/8 INCH IRON ROD FOUND ON THE INTERSECTION OF THE WEST RIGHT-OF- WAY (R.O.W.) LINE OF STOKES ROAD (CALLED 99’ R.O.W. PER TX DOT & COUNTY MAPS) AND THE NORTH R.O.W. LINE OF U.S. HIGHWAY 290 (WIDTH VARIES) MARKING THE SOUTHEAST CORNER OF A CALLED 6.1367 ACRE TRACT CONVEYED TO STOKES-290 PARTNERS, LP AS RECORDED UNDER H.C.C.F. NO. Y-202278;

THENCE, ALONG THE WEST R.O.W. LINE OF SAID STOKES ROAD (CALLED 99 FEET R.O.W. PER TXDOT AND COUNTY MAPS), THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1. NORTH 02 DEG. 31 MIN. 27 SEC. WEST, A DISTANCE OF 240.88 FEET TO A 1 INCH IRON PIPE FOUND MARKING THE NORTHEAST CORNER OF SAID CALLED 6.1367 ACRE TRACT AND THE SOUTHEAST CORNER OF SAID CALLED 22.8600 ACRE TRACT;

2. NORTH 02 DEG. 38 MIN. 39 SEC. WEST, A DISTANCE OF 116.43 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE SOUTHEAST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, OVER AND ACROSS SAID CALLED 22.8600 ACRE TRACT, THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1. SOUTH 87 DEG. 21 MIN. 21 SEC. WEST, A DISTANCE OF 962.06 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

2. NORTH 32 DEG. 40 MIN. 49 SEC. EAST, A DISTANCE OF 161.01 FEET, TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET MARKING THE BEGINNING OF A CURVE TO THE LEFT;

3. WITH SAID CURVE TO THE LEFT, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 35 DEG. 13 MIN. 57 SEC., AN ARC LENGTH OF 24.60 FEET, A CHORD BEARING AND DISTANCE OF NORTH 15 DEG. 03 MIN. 50 SEC. EAST, 24.21 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR A POINT OF TANGENCY;

4. NORTH 02 DEG. 33 MIN. 08 SEC. WEST, A DISTANCE OF 479.71 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET ON A SOUTH LINE OF A CALLED 32.44 ACRE TRACT CONVEYED TO GANIM JOHN GANIM AS RECORDED UNDER H.C.C.F. NO. S-094431 FOR THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 87 DEG. 26 MIN. 52 SEC. EAST, ALONG SAID SOUTH LINE OF CALLED 32.44 ACRE TRACT, A DISTANCE OF 860.83 FEET, TO A 3/8 INCH IRON ROD FOUND ON THE WEST R.O.W. LINE OF SAID STOKES ROAD MARKING THE MOST EASTERLY CORNER OF SAID CALLED 32.44 ACRE TRACT, THE NORTHEAST CORNER OF SAID 22.8600 ACRE TRACT AND OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 02 DEG. 38 MIN. 39 SEC. EAST, ALONG THE WEST R.O.W. LINE OF SAID STOKES ROAD, A DISTANCE OF 632.75 FEET TO THE PLACE OF BEGINNING CONTAINING 12.689 ACRES OR 552.728 SQUARE FEET OF LAND, MORE OR LESS.

DESCRIPTION OF TRACT 2:

4.510 ACRE OR 196,433 SQ. FT.

A TRACT OR PARCEL OF CONTAINING 4.510 ACRES OR 196,433 SQUARE FEET OF LAND, SITUATED IN THE W. SORSBY SURVEY, ABSTRACT NO. 958, HARRIS COUNTY, TEXAS, BEING OUT AND A PART OF A CALLED 22.8600 ACRES CONVEYED TO STOKE-290 PARTNERS, LP AS RECORDED UNDER THE HARRIS COUNTY CLERKS FILE (H.C.C.F.) NO. 2016178528, BEING DESCRIBED AS FOLLOWS WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NAD83;

COMMENCING, AT A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” FOUND ON THE NORTH RIGHT-OF-WAY (R.O.W.) LINE OF U.S. HIGHWAY 290 (R.O.W. VARIES) MARKING THE SOUTHEAST CORNER OF A CALLED 1.732 ACRE TRACT CONVEYED TO GAGANDEEP SINGH GREWAL AS RECORDED UNDER H.C.C.F. NO. RP-2017-446351 AND THE SOUTHWEST CORNER OF SAID CALLED 22.8600 ACRE TRACT;

THENCE, NORTH 02 DEG. 41 MIN. 59 SEC. WEST, ALONG THE COMMON LINE SAID OF CALLED 1.732 AND SAID CALLED 22.8600 ACRE TRACT, A DISTANCE OF 302.48 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” FOUND FOR THE NORTHEAST CORNER OF SAID CALLED 1.732 ACRE TRACT AND THE SOUTHEAST CORNER OF A CALLED 32.44 ACRE TRACT CONVEYED TO GANIN JOHN GANIM AS RECORDED UNDER H.C.C.F. NO. S-094431, FROM WHICH A 1/2 INCH IRON PIPE FOUND BEARS FOR REFERENCE NORTH 23 DEG. 52 MIN. 18 SEC. WEST - 0.86 FEET;

THENCE, NORTH 02 DEG. 22 MIN. 03 SEC. WEST, ALONG THE WEST LINE OF SAID CALLED 22.8600 ACRE TRACT, A DISTANCE OF 42.58 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE SOUTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 02 DEG. 22 MIN. 03 SEC. WEST, CONTINUING ALONG SAID CALLED 22.8600 ACRE TRACT, A DISTANCE OF 531.66 FEET TO AN INTERIOR CORNER OF SAID CALLED 32.44 ACRE TRACT, THE NORTHWEST CORNER OF SAID CALLED 22.8600 ACRE TRACT AND OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 87 DEG. 26 MIN. 52 SEC. EAST, ALONG THE NORTH LINE OF SAID CALLED 22.8600 ACRE TRACT, A DISTANCE OF 339.42 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, OVER AND ACROSS SAID CALLED 22.8600 ACRE TRACT, THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1. SOUTH 02 DEG. 33 MIN. 08 SEC. EAST, A DISTANCE OF 479.71 FEET, TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR A POINT OF CURVATURE TO THE RIGHT;

2. WITH SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 35 DEG. 13 MIN. 57 SEC., AN ARC LENGTH OF 24.60 FEET, A CHORD BEARING AND DISTANCE OF SOUTH 15 DEG. 03 MIN. 50 SEC. WEST, 24.21 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR A POINT OF TANGENCY;

3. SOUTH 32 DEG. 40 MIN. 49 SEC. WEST, A DISTANCE OF 161.01 FEET, TO THE A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

4. NORTH 69 DEG. 28 MIN. 40 SEC. WEST, A DISTANCE OF 261.87 FEET TO THE PLACE OF BEGINNING CONTAINING 4.510 ACRES OR 196,433 SQUARE FEET OF LAND, MORE OR LESS.

DESCRIPTION OF TRACT 3:

A 50’ ACCESS EASEMENT 0.4026 ACRE OR 17,536 SQ. FT., AS CREATED IN, AND SUBJECT TO THE TERMS, CONDITIONS, STIPULATIONS, OBLIGATIONS AND APPURTENANT EASEMENT RIGHTS OF THAT CERTAIN DETENTION AND ACCESS, DRAINAGE OUTFALL AND UTILITY EASEMENT AGREEMENT WITH PROVISIONS FOR OTHER FUTURE GRANTS, FILED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2019-121479

A TRACT OR PARCEL OF CONTAINING 0.4026 ACRES OR 17,536 SQUARE FEET OF LAND, SITUATED IN THE W. SORSBY SURVEY, ABSTRACT NO. 958, HARRIS COUNTY, TEXAS, BEING OUT AND A PART OF A CALLED 22.8600 ACRES CONVEYED TO STOKE-290 PARTNERS, LP AS RECORDED UNDER THE HARRIS COUNTY CLERKS FILE (H.C.C.F.) NO. 2016178528 AND OUT AND A PART OF A CALLED 6.1367 ACRE TRACT CONVEYED TO STOKES-290 PARTNERS, LP AS RECORDED UNDER H.C.C.F. NO. Y-202278, BEING DESCRIBED AS FOLLOWS WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NAD83;

COMMENCING, AT A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” FOUND ON THE NORTH RIGHT-OF-WAY (R.O.W.) LINE OF U.S. HIGHWAY 290 (R.O.W. VARIES) MARKING THE SOUTHEAST CORNER OF A CALLED 1.732 ACRE TRACT CONVEYED TO GAGANDEEP SINGH GREWAL AS RECORDED UNDER H.C.C.F. NO. RP-2017-446351 AND THE SOUTHWEST CORNER OF SAID CALLED 22.8600 ACRE TRACT;

THENCE, WITH A CURVE TO THE LEFT, HAVING A RADIUS OF 7,479.44 FEET, A CENTRAL ANGLE OF 00 DEG. 27 MIN. 14 SEC., AN ARC LENGTH OF 59.26 FEET, A CHORD BEARING AND DISTANCE OF SOUTH 63 DEG. 04 MIN. 25 SEC. EAST, 59.26 FEET TO THE SOUTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED EASEMENT;

THENCE, OVER AND ACROSS SAID CALLED 22.8600 ACRE TRACT, THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

1. NORTH 26 DEG. 28 MIN. 15 SEC. EAST, A DISTANCE OF 200.00 FEET TO AN ANGLE POINT;

2. NORTH 40 DEG. 55 MIN. 09 SEC. EAST, A DISTANCE OF 133.18 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE” SET FOR THE NORTHWEST CORNER OF THE HEREIN DESCRIBED EASEMENT;

3. NORTH 87 DEG. 21 MIN. 21 SEC. EAST, A DISTANCE OF 69.00 FEET TO THE NORTHEAST CORNER OF THE HEREIN DESCRIBED EASEMENT;

4. SOUTH 40 DEG. 55 MIN. 09 SEC. WEST, A DISTANCE OF 174.40 FEET TO AN INTERIOR POINT;

5. SOUTH 26 DEG. 28 MIN. 15 SEC. WEST, A DISTANCE OF 193.75 FEET TO NORTH R.O.W. LINE OF SAID U.S. HIGHWAY 290 AND THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED EASEMENT;

THENCE, WITH A CURVE TO THE RIGHT, HAVING A RADIUS OF 7,479.44 FEET, A CENTRAL ANGLE OF 00 DEG. 22 MIN. 59 SEC., AN ARC LENGTH OF 50.00 FEET, A CHORD BEARING AND DISTANCE OF NORTH 63 DEG. 29 MIN. 32 SEC. WEST, 50.00 FEET TO THE POINT OF BEGINNING CONTAINING 0.4026 ACRES OR 17,536 SQUARE FEET OF LAND, MORE OR LESS.

EXHIBIT “B”

DEFINITIONS

1. DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

“Accounts Payable List” means a written summary from Mortgage Loan Borrower of all accounts paid and payable for soft costs associated with the applicable Draw Request identifying each such account and the invoice amount due or previously paid, and shall be in form and substance reasonably acceptable to Administrative Agent. For purposes of this definition, “soft costs” includes costs and expenses of development other than those attributable to the construction of the physical Improvements, including but not limited to architect’s fees, consulting fees, management fees, abatement expenses, legal fees, testing and inspection fees, connection charges, and other similar fees and expenses.

“Administrative Agent Advances” has the meaning set forth in Section 1.8 of this Agreement.

“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located.

“Advance Amount” has the meaning set forth in Section 1.7(a).

“Agent-Related Persons” means Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of Administrative Agent and its Affiliates.

“Aggregate Cost” has the meaning set forth in Section 1.4 of this Agreement.

“Basel III Regulations” has the meaning ascribed to such term in Exhibit “F” attached hereto.

“Budget” means the budget and cost itemization for the Project attached as Exhibit “D”.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor thereto.

“Completion Date” means the date which is twelve (12) months following the date of this Agreement.

“Completion of Construction” means with respect to the construction of Improvements, the satisfaction of all of the conditions for the release of the final advance of the Loan Proceeds for the payment of the costs of such construction outlined in Section 5 of Exhibit “F” hereto, as reasonably determined by Administrative Agent.

“Construction Commencement Date” means the date which is thirty (30) calendar days after the date of this Agreement.

“Construction Inspector” means the construction inspector engaged by Administrative Agent with respect to the Project.

“Construction Inspector Report” means a written report from the Construction Inspector due to Administrative Agent on a specified predetermined day of each month acceptable to Administrative Agent.

“Hedge Obligations” has the meaning given to such term in the Mortgage.

“Mortgage Loan Obligations” means the “Obligations” as such term is defined in the Mortgage.

“Mortgage Loans” means the loans by Lenders to Mortgage Loan Borrower, in the maximum principal amount of $6,136,000.00.

“Mortgage Loan Borrower’s Deposit” has the meaning set forth in Section 1.5 of this Agreement.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Default Notice” has the meaning set forth in Section 1.9(a).

“Defaulting Lender Amount” means the Defaulting Lender’s pro rata share of a Payment Amount.

“Defaulting Lender Obligation” has the meaning set forth in Section 1.9(a).

“Defaulting Lender Payment Amounts” means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Adjusted Base Rate.

“Draw Request” has the meaning set forth in Section 1 of Exhibit “F”.

“Electing Lender” has the meaning set forth in Section 1.9(a).

“Election Notice” has the meaning set forth in Section 1.9(a).

“Election Period” has the meaning set forth in Section 1.9(a).

“Excusable Delay” means a delay, not to exceed a total of thirty (30) days, caused by unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which Borrower notifies Administrative Agent in writing within five (5) Business Days after such occurrence; provided, however, that in no event shall any Excusable Delay extend the Completion Date or suspend or abate any obligation of Borrower or Guarantor or any other Person to pay any money.

“Environmental Agreement” means the Hazardous Substances Indemnity Agreement of even date herewith by the Loan Parties for the benefit of Administrative Agent and Lenders.

“Funding Date” means the date on which an advance of Mortgage Loan proceeds or Mortgage Loan Borrower’s Deposit shall occur.

“Improvements” means all on-site and off-site improvements required for the construction of a new RV service facility on the Land, and all related amenities, and other fixtures, equipment, improvements and appurtenances now or later to be located on the Land and/or in such improvements, as more particularly described from time to time in the Plans.

“Indemnification Agreements” has the meaning set forth in Section 6.6.

“Indemnified Liabilities” has the meaning set forth in Section 6.1.

“Indemnitees” has the meaning set forth in Section 6.1.

“Initial Advance” means the initial amount of the proceeds of the Mortgage Loans to be advanced by Lenders to Mortgage Loan Borrower after the satisfaction of all required conditions precedent thereto in accordance with the terms of this Agreement.

“Land” means the real property described in Exhibit “A”.

“Lease” means each existing or future lease or other agreement entered into by or on behalf of Mortgage Loan Borrower under the terms of which any Person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein (other than a fee simple interest), and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty. The initial lease for the Property is between the Mortgage Loan Borrower and Diversified

“Loan” means, for purposes of this Addendum, collectively, the Mortgage Loans, each as the same may be amended, modified, restated, replaced or supplemented from time to time.

“Loan Proceeds” has the meaning set forth in Section 1.4.

“Material Contract” means any contract or subcontract for the performance of any work or the supplying of any labor, materials or services which exceeds 500,000.00 in total price, and if any individual contractor, subcontractor or material supplier is a party to more than one contract, such contracts shall be aggregated for the purposes of determining whether such contracts constitute a Material Contract.

“Payments” has the meaning set forth in Section 5.2.

“Payment Amount” means an advance of the Mortgage Loans, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.

“Permitted Changes” means changes to the Plans or the direct costs of construction of the Improvements (but not soft costs), provided that (a) the cost of any single change does not exceed $50,000.00 and the aggregate amount of all such changes (whether positive or negative) does not exceed $250,000.00.

“Permitted Encumbrances” has the meaning ascribed to such term in the Mortgage.

“Plans” means the plans and specifications listed in Exhibit “E” and all modifications thereof and additions thereto that are included as part of the Plans as the same shall be approved by Administrative Agent in the exercise of its sole, but reasonable discretion in accordance with the terms of this Agreement.

“Project” means the construction, ownership, leasing, management and operation of the Improvements.

“Property” means the Land, the Improvements and all other property constituting the “Property,” as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Credit Document.

“Property Agreements” means, individually and collectively such recorded agreements in connection with the construction and development as are approved by the Administrative Agent.

“Property Manager” has the meaning set forth in Section 5.1(b).

“Purchase Offer” has the meaning set forth in Section 5.1.

“Required Up-Front Cash Equity” means cash equity in the amount of One Million Five Hundred Thirty-Five Thousand Dollars ($1,534,000.00) contributed by Mortgage Loan Borrower to the Project.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Lease(s) and all fees, charges, accounts or other payments for the use or occupancy of facilities within the Property or any part thereof.

“Stored Materials” means building materials or furnishings that are not yet incorporated into the Improvements.

“Stored Materials Advance Limit” means $500,000.00.

“Survey” means a survey prepared in accordance with Exhibit “G” or as otherwise approved by Administrative Agent in its sole discretion.

“Title Company” means Chicago Title Insurance Company.

“Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Mortgage Loans, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.

“Title Insurance Report” means an update of the Title Insurance in a form and substance reasonably satisfactory to Administrative Agent.

“Total Budget” has the meaning set forth in Section 1.4.

“Total Costs” has the meaning set forth in Section 1.4.

“Up-Front Equity” has the meaning set forth in Section 1.4.

EXHIBIT “C”

CONDITIONS PRECEDENT TO THE INITIAL ADVANCE

As conditions precedent to the Initial Advance, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:

1. Fees and Expenses. Any and all required application, commitment and loan fees, and evidence satisfactory to Administrative Agent that Mortgage Loan Borrower has paid all other fees, costs and expenses (including the reasonable and documented fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to this Agreement and all other Credit Documents, including, without limitation, all fees, costs and expenses that Mortgage Loan Borrower is required to pay pursuant to any loan application or commitment.

2. Financial Statements. The Financial Statements of Mortgage Loan Borrower and Loan Parties or any other party required by any loan application or commitment or otherwise required by Administrative Agent.

3. Appraisal. A market value appraisal of the Property satisfactory to the Administrative Agent. The appraiser and appraisal must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.

4. Draw Schedule and Budget. Mortgage Loan Borrower’s proposed cash flow, draw schedule, and construction schedule for the Project, and Administrative Agent shall be satisfied, in its reasonable discretion, that the Improvements may be completed in accordance with the construction schedule and for costs not exceeding those set forth in the Budget.

5. Authorization. Evidence Administrative Agent reasonably requires of the existence, good standing, authority and capacity of Mortgage Loan Borrower and Loan Parties to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Credit Documents, including:

(a) For each corporation: (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Credit Documents, and a true and complete copy of resolutions approving the Credit Documents and authorizing the transactions contemplated in this Agreement and the other Credit Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Project is located.

(b) For each limited liability company: (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Credit Documents, and a true and complete copy of resolutions approving the Credit Documents and authorizing the transactions contemplated in this Agreement and the other Credit Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

(c) For each limited partnership: (i) a true and complete copy of the certificate of limited partnership and partnership agreement, and all amendments thereto, a certificate of incumbency of all of its partners who are authorized to execute or attest to any of the Credit Documents, and a true and complete copy of resolutions approving the Credit Documents and authorizing the transactions contemplated in this Agreement and the other Credit Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

(d) All certificates, resolutions, and consents reasonably required by Administrative Agent applicable to the foregoing.

6. Credit Documents. From Mortgage Loan Borrower and Loan Parties, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Credit Documents then required by Administrative Agent, dated the date of this Agreement, each in form and content satisfactory to Administrative Agent, and evidence Administrative Agent requires that the Mortgage has been recorded, or delivered to the Title Company for recording, in the official records of the county in which the Property is located and UCC-1 financing statements have been filed in all filing offices that Administrative Agent may require.

7. Opinions. The written opinion of counsel for Mortgage Loan Borrower and Loan Parties, in form and substance reasonably satisfactory to Administrative Agent, and subject to customary assumptions and exceptions, addressed to Administrative Agent for the benefit of Lenders, dated the date of this Agreement.

8. Survey; No Special Flood Hazard. (a) Two (2) prints of an original survey (with a copy for each Lender) of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, complying with Exhibit “G”, and (b) evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area or a flood insurance policy (with a copy for each Lender) insuring any structure or portion thereof and any Mortgage Loan Borrower owned contents against casualty by flood in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect. The flood insurance policy on contents shall be required upon completion of the structure or any unit or component thereof, or as soon thereafter as a flood insurance policy on such contents may be obtained.

9. Title Insurance. An ALTA title insurance policy, issued by the Title Company (which shall be approved by Administrative Agent in its reasonable discretion) in the maximum amount of the Loan plus any other amount secured by the Mortgage, on a coinsurance and/or reinsurance basis if and as reasonably required by Administrative Agent, insuring that the Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by the Credit Documents and subject only to the Permitted Encumbrances and those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form reasonably acceptable to Administrative Agent, and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Mortgage Loan Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; providing full coverage against mechanics’ and materialmen’s liens to the extent authorized under applicable title insurance rules, and Mortgage Loan Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that indefeasible or marketable (as coverage is available) leasehold title to the Land and Improvements is vested in Mortgage Loan Borrower subject only to the Permitted Encumbrances and those exceptions and encumbrances approved by Administrative Agent; containing such affirmative coverage and endorsements as Administrative Agent may reasonably require and are available under applicable title insurance rules, and Mortgage Loan Borrower shall satisfy all requirements therefor; insuring any easements, fee simple and leasehold (as the case may be) estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Mortgage Loan Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent regarding advances of Loan funds after closing. Neither Mortgage Loan Borrower nor its counsel shall have any interest, direct or indirect, in any portion of the premium paid for the Title Insurance.

10. Plans. Two (2) true and correct copies of all existing Plans (including the site plan), together with evidence satisfactory to Administrative Agent that all applicable governmental authorities, Mortgage Loan Borrower, and Mortgage Loan Borrower’s architect, engineer, and contractors and Construction Inspector have approved the same.

11. Contracts. (a) A fully executed copy of the general construction contract and any amendments thereto (which has been reviewed and approved by the Administrative Agent), together with a list containing the names and addresses of all existing material subcontractors, architects, engineers, and other suppliers of services and materials for the Project under any Material Contract, their respective contract amounts, and copies of such Material Contracts; and (b) duly executed, acknowledged and delivered originals from each contractor, architect, engineer, subcontractor, or supplier of services or materials required by Administrative Agent of (i) consents or other agreements satisfactory to Administrative Agent and (ii) agreements satisfactory to Administrative Agent subordinating all rights, liens, claims and charges they may have or acquire against Mortgage Loan Borrower or the Property to the rights, liens and security interests of the Administrative Agent for the benefit of the Lenders.

12. Insurance Policies. The insurance policies initially required by Administrative Agent, pursuant to the Credit Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid and that the policies are in full force and effect.

13. Lease(s). (a) A true and correct copy of the executed Lease to Diversified covering the Improvements; and (b) tenant estoppel certificate and subordination and attornment agreement, dated as of the date of closing of the Mortgage Loans and in form and content reasonably satisfactory to Administrative Agent, from Diversified as sole tenant of the Improvements; (ii) evidence reasonably satisfactory to Administrative Agent of Mortgage Loan Borrower’s compliance with the terms of such Lease.

14. Environmental Compliance/Report. Delivery of an Environmental Report in form and substance satisfactory to the Administrative Agent.

15. Soil Reports. A soil composition and test boring report and a foundation report satisfactory to Administrative Agent regarding the Land, made within three (3) years prior to the date of this Agreement, by a licensed professional engineer satisfactory to Administrative Agent.

16. Access, Utilities, and Laws. (a) Evidence reasonably satisfactory to Administrative Agent that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Project; (b) if required by Administrative Agent, letters from the applicable utility companies or Governmental Authorities confirming that all utilities necessary for the Improvements are available at the boundaries of the Land in sufficient capacity, together with evidence satisfactory to Administrative Agent of paid impact fees, utility reservation deposits, and connection fees required to assure the availability of such services; (c) evidence reasonably satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (d) evidence reasonably satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) a true and correct copy of a valid building permit for the Improvements, together with all other consents, licenses, permits and approvals necessary for construction of the Improvements, all in assignable form (to the extent appropriate and available) and in full force and effect; (f) evidence reasonably satisfactory to Administrative Agent of compliance, in all material respects, by Mortgage Loan Borrower and the Property, and the proposed construction, use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may reasonably request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements; and (g) written evidence satisfactory to Administrative Agent that construction of the Improvements on the Land is permissible under all federal, state and local statutes, regulations and rulings protecting tidal and non-tidal wetlands and other environmentally protected areas.

17. Priority. (a) Evidence reasonably satisfactory to Administrative Agent that prior to and as of the time the Mortgage was filed for record (i) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Project has been filed for record in the county where the Property is located; and (ii) no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Property; and (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of current searches, (i) of the central and local UCC records, showing no filings against any of the collateral for the Loan or against Mortgage Loan Borrower otherwise except as consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Mortgage Loan Borrower or Loan Parties.

18. Tax and Impact Fees. Evidence satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, impact fees, standby fees, water and sewer connection charges and any other similar charges have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

19. Property Agreements; Other Documents. Fully executed copies of each of the Property Agreements, and to the extent reasonably required by Administrative Agent, satisfactory evidence that such Property Agreements have been duly recorded among the appropriate land records, along with copies of such other documents, instruments, certificates and other materials as Administrative Agent may reasonably request from Mortgage Loan Borrower, Loan Parties, and any other Person, in form and content satisfactory to Administrative Agent.

20. Up-Front Equity. Evidence satisfactory to Administrative Agent that the Up-Front Equity has been fully paid and funded, including without limitation and to the extent applicable, all amounts required to satisfy Basel III Regulations.

21. Identification Due Diligence. Administrative Agent and each Lender shall have received all due diligence materials they deem necessary with respect to verifying the Mortgage Loan Borrower’s and Loan Parties’ identity and background information in a manner satisfactory to Administrative Agent and each Lender.

EXHIBIT “E”

LIST OF PLANS

Project Plans for Project Millenial (Architects Project #181270) 20103 Stokes Road, Waller, Texas, by Powers Brown Architecture, 2100 Travis Street, Suite 501, Houston, Texas 77002

Construction Plans for Proposed Detention Pond to Serve 29.0 Tract, 20103 Stokes Road, Waller, Texas 77484 (WGA Project No. 00486-001, June 2019), by Ward, Getz & Associates, LLP, Consulting Engineers,2500 Tanglewilde, Suite 120, Houston, Texas 77063

EXHIBIT “F”

ADVANCES

1. Draw Request. A “Draw Request” means a properly completed and executed written application by Mortgage Loan Borrower to Administrative Agent signed by an Authorized Officer on behalf of Mortgage Loan Borrower in the form of Exhibit “F-1” (or in another form satisfactory to Administrative Agent) setting forth the amount of Up-Front Equity funded and/or Loan Proceeds desired, together with the related AIA Documents G-702 and G-703 and such schedules, affidavits, releases, waivers, statements, invoices, Accounts Payable Lists, bills, and other documents, certificates and information reasonably satisfactory to Administrative Agent. At least ten (10) Business Days before the requested date of each advance made under the Budget from the Loan, Mortgage Loan Borrower shall deliver a Draw Request to Administrative Agent and each Lender. Mortgage Loan Borrower shall be entitled to an advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Credit Documents. Lenders shall not be required to make advances more frequently than once each calendar month. Lenders shall, only upon the satisfaction, as determined by Administrative Agent in its sole discretion, of all applicable conditions of this Agreement and the Credit Documents, be required to make the requested advance to Mortgage Loan Borrower on a Funding Date which is a Business Day within ten (10) Days after such satisfaction. Each Draw Request, and Mortgage Loan Borrower’s acceptance of any advance, shall be deemed to ratify and confirm, as of the date of the Draw Request and the advance, respectively, that, except as specified in the Draw Request, (a) all representations and warranties in the Credit Documents remain true and correct in all material respects, and all covenants and agreements in the Credit Documents remain satisfied, (b) there is no uncured Default or Event of Default existing under the Credit Documents, (c) all conditions to the advance, whether or not evidence thereof is required by Administrative Agent, are satisfied, (d) the AIA Document G-702 and G-703 forms executed by each contractor and approved by Mortgage Loan Borrower’s architect, together with all schedules, affidavits, releases, waivers, statements, invoices, Accounts Payable Lists, bills, and other documents, certificates and information submitted for the Draw Request are complete and correct, and in all material respects what they purport and appear to be for the amount and period applicable to the Draw Request, (e) all advances previously made to Mortgage Loan Borrower were disbursed, and the proceeds of the advance requested in the Draw Request will immediately be disbursed, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose, (f) after the advance, all obligations for work and other costs heretofore incurred by Mortgage Loan Borrower in connection with the Project and which are due and payable will be fully paid and satisfied, and (g) any unadvanced portion of the Loan to which Mortgage Loan Borrower is entitled, plus the portions of the Aggregate Cost that are to be paid by Mortgage Loan Borrower from other funds that, to Administrative Agent’s satisfaction, are available, set aside and committed, is or will be sufficient to pay the actual unpaid Aggregate Cost.

2. Advances. Mortgage Loan Borrower shall use and apply all advances made to Mortgage Loan Borrower, for payment of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose. Following receipt and approval of a Draw Request, all supporting documentation and information reasonably required by Administrative Agent, and receipt and approval of a Construction Inspector Report and Title Insurance Report reasonably satisfactory to Administrative Agent, Administrative Agent will determine the amount of the advance Lenders shall make in accordance with this Agreement, the Credit Documents, the Budget, and if and to the extent required by Administrative Agent, to Administrative Agent’s reasonable satisfaction, the following standards:

(a) An initial advance in the amount of the Initial Advance.

(b) For construction work, other than tenant improvement work under Leases approved by Administrative Agent, advances shall be made on the basis of ninety percent (90%) of the costs shown on the application for payment from the contractor reviewed and approved by Administrative Agent of the work or material in place on the Improvements that comply with the terms of the Credit Documents, minus all previous advances and all amounts required to be paid by Mortgage Loan Borrower, as described in the Budget; provided, however, that to the extent required by the terms of any construction contract or subcontract, at such time as the construction of the Improvements is fifty percent (50%) completed, as verified by the Construction Inspector, advances may increase to ninety-five percent (95%) of the approved costs requisitioned, minus all previous advances and all amounts required to be paid by Mortgage Loan Borrower; provided, however, that (i) retainage shall never be less than five percent (5%) of the amount of the general contract without the prior written consent of Administrative Agent and (ii) Administrative Agent shall not be required to make advances for direct construction costs in excess of the aggregate amount for which Mortgage Loan Borrower shall be responsible pursuant to the terms of the general construction contract. Furthermore, notwithstanding anything contained herein to the contrary, but subject to the operation of clause (i) above, Administrative Agent agrees to release the retainage payable to any subcontractor when such subcontractor has completed work under its subcontract in a manner acceptable to Construction Inspector and, if applicable, the appropriate Governmental Authority and has provided to Administrative Agent a full and final waiver of liens (which may be conditioned upon the payment of a specified sum).

(c) No advances will be made for Stored Materials unless (i) Mortgage Loan Borrower has good title to the Stored Materials and the Stored Materials are components in a form ready for incorporation into the Improvements and will be so incorporated within a period of forty-five (45) days, (ii) the Stored Materials are in Mortgage Loan Borrower’s possession and satisfactorily stored on the Land or such materials are satisfactorily stored at such other site as Administrative Agent may approve, (iii) the Administrative Agent shall have been provided with copies of invoices for and, photographic evidence of, such Stored Materials (iv) the Stored Materials are protected and insured against theft and damage in a manner and amount satisfactory to Administrative Agent and satisfactory evidence of commercial property insurance covering Stored Materials provided to the Administrative Agent, (v) the Stored Materials have been paid for in full or will be paid for with the funds to be advanced and all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (vi) Administrative Agent for the benefit of Lenders has or will have upon payment with the advanced funds a perfected, first priority security interest in the Stored Materials. Notwithstanding the foregoing, the aggregate amount of advances for Stored Materials that have not yet been incorporated into the Improvements shall not exceed the Stored Materials Advance Limit.

(d) Mortgage Loan Borrower agrees that prior to Lenders funding any advance or draw under the Mortgage Loans, Mortgage Loan Borrower shall be required to have contributed the Required Up-Front Cash Equity.

3. Conditions to the Initial Advance. As conditions precedent to the Initial Advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent’s satisfaction, Mortgage Loan Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in Exhibit “C” and Section 4 below.

4. Conditions to All Advances. As conditions precedent to each advance made pursuant to a Draw Request, in addition to all other requirements contained in this Agreement, Mortgage Loan Borrower must satisfy the following conditions, and deliver to Administrative Agent evidence of such satisfaction.

(a) The continued satisfaction of all conditions to the Initial Advance.

(b) Mortgage Loan Borrower must have delivered a Draw Request.

(c) No continuing Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default, exists.

(d) The representations and warranties made in the Credit Documents must be true and correct in all material respects on and as of the date of each advance and no event shall have occurred or condition or circumstance shall exist which, if known to Mortgage Loan Borrower, would render any such representation or warranty incorrect or misleading in any material respect.

(e) To the extent requested by Administrative Agent, (i) each subcontract or other contract for labor, materials, services and/or other work included in a Draw Request duly executed and delivered by all parties thereto and effective, and a true and complete copy of a fully executed copy of each such subcontract or other contract as Administrative Agent may have reasonably requested, and (ii) if not previously delivered, payment and performance bonds for those contractors and/or subcontractors under Material Contracts designated by Administrative Agent, in amounts, form and content reasonably satisfactory to Administrative Agent.

(f) No mechanic’s or materialmen’s lien or other encumbrance has been filed and remains in effect against the Property, no stop notices shall have been served on Lenders that have not been bonded by Mortgage Loan Borrower in a manner and amount satisfactory to Administrative Agent, and releases or waivers of mechanics’ liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property (which may be conditioned upon the payment of a specified sum).

(g) The Title Insurance has been endorsed and brought to date in a manner reasonably satisfactory to Administrative Agent to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Administrative Agent or otherwise permitted by the terms of the Credit Documents.

(h) Administrative Agent shall have received written certification by Construction Inspector, and if required by Administrative Agent by Mortgage Loan Borrower’s architect, that to the best of such party’s knowledge, information, and belief, construction is in accordance with the Plans, the quality of the work for which the advance is requested is in accordance with the applicable contract, the amount of the advance requested represents work in place based on on-site observations and the data comprising the Draw Request, the work has progressed in accordance with the construction contract and schedule, and the applicable contractor is entitled to payment of the amount certified.

(i) Administrative Agent shall have received (i) a foundation survey made promptly following, but in no event later than thirty (30) days after, the laying of the foundation of each building or structure of the Improvements satisfactory to Administrative Agent, complying with Exhibit “G”, (ii) a certificate of Mortgage Loan Borrower’s architect or engineer stating that based on personal inspection the foundations have been completed in accordance with the Plans and are satisfactory in all respects, and (iii) a bearing capacity test report with respect to the excavated footings and foundations, reviewed and reasonably approved by the Construction Inspector and Mortgage Loan Borrower’s architect.

(j) Intentionally Deleted.

(k) Intentionally Deleted.

(l) As of the date of making such advance, no event shall have occurred, nor shall any condition exist, that is reasonably likely to have a Material Adverse Effect.

(m) The Improvements shall not have been damaged and not being repaired in accordance with the terms of the Mortgage, and shall not be the subject of any pending (or threatened in writing) condemnation or adverse zoning proceeding.

(n) Mortgage Loan Borrower shall have paid all amounts then required to be paid by Mortgage Loan Borrower under the Budget.

(o) Mortgage Loan Borrower shall have made the Mortgage Loan Borrower’s Deposit, if any, required by Section 1.5 of this Agreement.

(p) With respect to any advance to pay a contractor, original applications for payments in form approved by Administrative Agent, containing a breakdown by trade and/or other categories acceptable to Administrative Agent, executed and certified by each applicable contractor and Mortgage Loan Borrower’s architect, accompanied by invoices, and approved by Construction Inspector.

(q) Mortgage Loan Borrower shall have delivered to Administrative Agent an Owner’s Affidavit certifying that the funds disbursed to date by Lenders have been paid to appropriate parties.

(r) If reasonably requested by Administrative Agent, Mortgage Loan Borrower shall have delivered to Administrative Agent copies of notarized partial lien waiver forms executed by each contractor and each appropriate subcontractor, supplier and materialman, including, without limitation, from all parties sending statutory notices to contractors, notices to owners, or notices of nonpayment, specifying in such partial lien waivers the amount paid or payable in consideration of such partial releases as may be required by Administrative Agent.

(s) An Accounts Payable List for any soft costs.

(t) Mortgage Loan Borrower shall have delivered to Administrative Agent such other information, documents and supplemental legal opinions as may be reasonably required by Administrative Agent.

5. Final Advance for Improvements. If and to the extent required by Administrative Agent, to Administrative Agent’s reasonable satisfaction, the final advance for the Improvements (including retainage) shall not be made until the Administrative Agent shall have received the following as additional conditions precedent to the requested advance:

(a) A certificate from the Construction Inspector (that has conducted an on-site inspection of the project) that the Improvements have been completed in substantial accordance with the Plans.

(b) Certificates from Mortgage Loan Borrower’s architect, contractor and, if required by Administrative Agent, from the Construction Inspector, certifying that the Improvements (including any appurtenant off-site improvements) have been completed substantially in accordance with, and as completed substantially comply with, the Plans and comply with all Laws and governmental requirements; and if and to the extent required by Administrative Agent, Administrative Agent shall have received two (2) sets of detailed “as built” Plans approved in writing by Mortgage Loan Borrower and Mortgage Loan Borrower’s architect and contractor.

(c) If and to the extent required by Administrative Agent, final affidavits (in a form approved by Administrative Agent) from Mortgage Loan Borrower’s architect and each contractor certifying that each of them and their subcontractors, laborers, and materialmen has been paid in full for all labor and materials for construction of the Improvements; and final lien releases or waivers (in a form approved by Administrative Agent, and which may be conditioned on the payment of a specified sum) by Mortgage Loan Borrower’s architect, contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property.

(d) The Title Insurance shall be endorsed and brought to date to remove any exception for mechanic’s or materialmen’s liens or pending disbursements, with no additional title change or exception reasonably objectionable to Administrative Agent, and with such other endorsements required by Administrative Agent, and Mortgage Loan Borrower shall have furnished to the Administrative Agent copies of all final waivers of lien in accordance with the Texas Property Code, and any other releases and waivers that the Title Company may require in order to insure the first lien position of the Mortgage securing the Mortgage Loan.

(e) If requested by the Administrative Agent, an affidavit of the Mortgage Loan Borrower pursuant to Texas Property Code §53.106 (“Affidavit of Completion”) stating that, inter alia, to the knowledge of the Mortgage Loan Borrower, each Person providing any material or performing any work in connection with the Project for which the Borrower has received funds has been paid in full and all withholding taxes have been paid.

(f) Evidence that (i) forty-one (41) days shall have elapsed from the later of (A) the date of Completion of the Improvements, as specified in Texas Property Code §53.106, if the Affidavit of Completion (defined above) is filed within ten (10) days after such date of Completion, or (B) the date of filing of the Affidavit of Completion is filed ten (10) days or more after the date of the completion of the Improvements as specified in Texas Property Code §53.106, (ii) a copy of the Affidavit of Completion has been mailed by certified or registered mail to any Persons entitled to receive actual notice as specified in Texas Property Code §53.106(b) or (c), and (iii) a notice of lien claim has not been made, nor has a lien been filed as of such date. 1

(g) If and to the extent required by Administrative Agent, three (3) copies of a final as-built survey satisfactory to Administrative Agent and to the extent required by Administrative Agent complying with “Exhibit G”.

1 Requirement(s) to be confirmed with Title Company.

(h) A certificate of occupancy and/or completion from the Governmental Authorities having jurisdiction over the project, and any other permits required by any applicable Governmental Authority for the use, occupancy, or operation of the Property for the intended usage of the Property.

(i) The fixtures, furniture, furnishings, equipment and other property contemplated under the Budget and Plans shall have been substantially incorporated into installed in the Property free and clear of liens other than Permitted Encumbrances.

(j) If requested by the Administrative Agent, evidence that all insurance required under the terms of the Credit Agreement and the other Credit Documents, including “all risk” casualty insurance covering the Property, the Mortgage Loan Borrower, Diversified, and the business to be conducted on the Property, is in full force and effect.

6. Direct Advances. Mortgage Loan Borrower hereby irrevocably authorizes Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation) to (i) advance Loan funds directly to Lenders to pay interest then due and payable on the Mortgage Loans, and (ii) subsequent to the occurrence and during the continuance of a Default, advance and directly apply the proceeds of any advance to the satisfaction of any of Mortgage Loan Borrower’s obligations under any of the Credit Documents, even though Mortgage Loan Borrower did not include that amount in a Draw Request. Each such direct advance (except for application of a Mortgage Loan Borrower’s Deposit) shall be added to the outstanding principal balance of the Loan and shall be secured by the Credit Documents. Unless Mortgage Loan Borrower pays such interest from other resources, Administrative Agent may advance Loan Proceeds pursuant to this Section for interest payments as and when due. Nothing contained in this Agreement shall be construed to permit Mortgage Loan Borrower to defer payment of interest on the Mortgage Loans beyond the date(s) due. The allocation of the Mortgage Loans funds in the Budget for interest shall not affect Mortgage Loan Borrower’s absolute obligation to pay the same in accordance with the Credit Documents. Administrative Agent may hold, use, disburse and apply the Loan Proceeds and any Mortgage Loan Borrower’s Deposit for payment of any obligation of Mortgage Loan Borrower under the Credit Documents. Mortgage Loan Borrower hereby assigns and pledges the proceeds of the Loan and any Mortgage Loan Borrower’s Deposit to Administrative Agent for itself and for the benefit of Lenders for such purposes. From and after the occurrence of any Default hereunder, Administrative Agent on behalf of Lenders may advance and incur such expenses as Administrative Agent reasonably deems necessary for the completion of the Improvements and to preserve the Property, the Ground Lease and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Credit Documents and shall be payable to Administrative Agent on behalf of Lenders on demand. Administrative Agent on behalf of Lenders may disburse any portion of any advance at any time, and from time to time, to Persons other than Mortgage Loan Borrower for the purposes specified in this Section and the amount of advances to which Mortgage Loan Borrower shall thereafter be entitled shall be correspondingly reduced.

7. Conditions and Waivers. All conditions precedent to the obligation of Lenders to make any advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent. Administrative Agent shall have the right to approve and verify the periodic progress of, costs incurred by Mortgage Loan Borrower for, and the estimated costs remaining to be incurred for the construction of the Improvements, after consultation with the Construction Inspector. No advance shall constitute an approval or acceptance by Administrative Agent of any construction work, or a waiver of any condition precedent to any further advance, or preclude Administrative Agent from thereafter declaring the failure of Mortgage Loan Borrower to satisfy such condition precedent to be a Default. No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure of Mortgage Loan Borrower to satisfy such condition or obligation to be a Default.

8. Funding. Mortgage Loan Borrower hereby acknowledges and agrees that it has established an account with Administrative Agent designated as Account #_________________________ into which advances under the Mortgage Loans shall be funded directly to Mortgage Loan Borrower (excluding direct disbursements made to or by Administrative Agent on behalf of Lenders pursuant to this Agreement), and against which checks shall be drawn by Mortgage Loan Borrower only for the payment of costs specified in the Budget. Such account shall not be used for any other purpose. Mortgage Loan Borrower hereby irrevocably authorizes Administrative Agent to deposit each advance requested by Mortgage Loan Borrower to the credit of Mortgage Loan Borrower in that account, by wire transfer or other deposit. Advances may also be made, in addition to other methods contemplated herein, at Administrative Agent’s option, by direct or joint check payment to any or all Persons entitled to payment for work or services performed or material furnished in connection with the Project or the Loan, or by having the proceeds thereof made available to the Title Company (or its agent) for disbursement. Neither Administrative Agent nor any Lender shall be required to, and has no responsibility to, supervise the proper application or distribution of funds to third parties.

9. Developer’s Fees, Etc. Notwithstanding anything contained herein to the contrary, no portion of the proceeds of the Loan shall be allocated in the Budget, or advanced, for the payment of developer’s overhead, developer’s fees and/or in-house leasing commissions to the Mortgage Loan Borrower or its Affiliates.

Exhibit M

To Credit Agreement

Form of Mortgage Loan Note

[“This Mortgage Loan Note was executed and delivered outside of the State of Florida and is exempt from Florida documentary stamp taxes.”]

Buffalo, New York	_____________
___________, 202_

MORTGAGE LOAN NOTE

FOR VALUE RECEIVED, the undersigned LONE STAR ACQUISITION, LLC, a Delaware limited liability company, authorized to do business in the State of Texas as LONE STAR LAND OF HOUSTON, LLC (the “Mortgage Loan Borrower”), promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (the “Lender”), c/o MANUFACTURERS AND TRADERS TRUST COMPANY (the “Administrative Agent”), One Fountain Plaza, 12th Floor, Buffalo, New York 14203, or at such other places as the holder of this Mortgage Loan Note may from time to time designate, the principal sum of_________________ ___________Dollars ( ______________) or the unpaid portion thereof as has been advanced to the Mortgage Loan Borrower for the account of the Lender as a “Mortgage Loan,” as such term is defined and described in the Credit Agreement dated to be effective as of March 15, 2018, as amended from time to time (as amended, the “Agreement”) between the Mortgage Loan Borrower, the other Borrowers which are parties thereto, the Administrative Agent, the Lender, and the other lenders named therein, together with interest thereon at the rate or rates specified in the Agreement until paid in full and any and all other sums which may be owing to the holder of this Mortgage Loan Note by the Mortgage Loan Borrower pursuant to this Mortgage Loan Note, on or before the “Mortgage Loan Maturity Date,” as such term is defined in the Agreement, or such earlier date as required by the Agreement. This Mortgage Loan Note is a “Mortgage Loan Note,” as such term is defined in the Agreement. The following terms shall apply to this Mortgage Loan Note.

1. Interest Rates, Calculation Of Interest, Obligations And Terms Of Repayment; And Rights Of Prepayment. The Mortgage Loan Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Mortgage Loan Note from the date of this Mortgage Loan Note until such time as the obligations evidenced hereunder have been paid in full, at the times and in accordance with the covenants, procedures and requirements set forth in the Agreement. Interest shall accrue, be payable, and shall be calculated as provided for in the Agreement. The Mortgage Loan Borrower further promises to make such other payments of default interest, late payment charges, fees, and other expenses, costs and payment obligations as are required by the Agreement to be made by the Mortgage Loan Borrower to or for the account of the Lender. The principal balance of this Mortgage Loan Note, together with all other unpaid interest, fees, expenses and other sums due to the holder, shall be paid in full on or before the Mortgage Loan Maturity Date. The Mortgage Loan Borrower’s right to prepay any or all sums due pursuant to this Mortgage Loan Note shall be governed by the terms and conditions of the Agreement.

2. Interest Rate After Judgment. If judgment is entered against the Mortgage Loan Borrower on this Mortgage Loan Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the default interest rate set forth in the Agreement, to be determined on the date of the entry of the judgment.

3. Expenses Of Collection And Attorneys’ Fees. Should this Mortgage Loan Note be referred to an attorney for collection, whether or not suit is filed, the Mortgage Loan Borrower shall pay all of the holder’s costs, fees and expenses, including reasonable attorneys’ fees, resulting from such referral.

4. Waiver of Defenses. In the event any one or more holders of this Mortgage Loan Note transfer this Mortgage Loan Note for value, the Mortgage Loan Borrower agrees that, except as otherwise provided herein, all subsequent holders of this Mortgage Loan Note who take for value and without actual knowledge of a claim or defense of the Mortgage Loan Borrower against a prior holder shall not be subject to any claims or defenses which the Mortgage Loan Borrower may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the Mortgage Loan Borrower even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The Mortgage Loan Borrower shall retain all rights and claims which the Mortgage Loan Borrower may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders. Notwithstanding the foregoing, nothing herein shall represent the waiver by the Mortgage Loan Borrower of any defense based upon any payment hereof made to any former holder hereof prior to the Mortgage Loan Borrower having been notified of the transfer of this Mortgage Loan Note to any subsequent holder.

5. Waiver Of Protest. The Mortgage Loan Borrower, and all parties to this Mortgage Loan Note, whether maker, endorser, or guarantor, waive presentment, notice of dishonor and protest.

6. Extensions Of Maturity. All parties to this Mortgage Loan Note, whether maker, endorser, or guarantor, agree that the maturity of this Mortgage Loan Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

7. Manner And Method Of Payment. All payments called for in this Mortgage Loan Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the Mortgage Loan Borrower shall make the payment on the next succeeding banking day.

8. Notices. Any notice or demand required or permitted by or in connection with this Mortgage Loan Note shall be given in the manner specified in the Agreement for the giving of notices under the Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Mortgage Loan Borrower shall be considered to be effective upon the receipt thereof by the Mortgage Loan Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Mortgage Loan Borrower.

9. Assignability. This Mortgage Loan Note may only be assigned by the Lender or by any holder to the extent permitted by the stated terms of the Agreement.

10. Binding Nature. This Mortgage Loan Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Mortgage Loan Borrower and the Mortgage Loan Borrower’s respective successors and assigns.

11. Invalidity Of Any Part. If any provision or part of any provision of this Mortgage Loan Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Mortgage Loan Note and this Mortgage Loan Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

12. Choice Of Law. The laws of the State of New York (“Governing State”) (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Mortgage Loan Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Mortgage Loan Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Mortgage Loan Note or which occurred or were to occur as a direct or indirect result of this Mortgage Loan Note having been executed.

13. Consent To Jurisdiction; Agreement As To Venue. The Mortgage Loan Borrower irrevocably consents to the non-exclusive jurisdiction of any state or federal court (if a basis for federal jurisdiction exists) located in the Governing State. The Mortgage Loan Borrower agrees that venue shall be proper in any state or federal court located in the Governing State and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

14. Unconditional Joint And Several Obligations. The Mortgage Loan Borrower’s obligations pursuant to this Mortgage Loan Note shall be the absolute joint and several unconditional duties and obligations of the Mortgage Loan Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which the Mortgage Loan Borrower might otherwise have against the holder of this Mortgage Loan Note, and the Mortgage Loan Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

15. Effective Date. This Mortgage Loan Note is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

16. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the Agreement. The section headings are for convenience only and are not part of this Mortgage Loan Note.

17. Actions Against Holder. Any action brought by the Mortgage Loan Borrower against the holder of this Mortgage Loan Note which is based, directly or indirectly, on this Mortgage Loan Note or any matter in or related to this Mortgage Loan Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the Governing State. The Mortgage Loan Borrower agrees that any forum other than the Governing State is an inconvenient forum and that a suit brought by the Mortgage Loan Borrower against the holder of this Mortgage Loan Note in a court of any state other than the Governing State should be forthwith dismissed or transferred to a court located in the Governing State by that Court.

18. Waiver Of Jury Trial. The Mortgage Loan Borrower (by execution of this Mortgage Loan Note) and the holder of this Mortgage Loan Note (by acceptance of this Mortgage Loan Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the Mortgage Loan Borrower or the holder of this Mortgage Loan Note, or any successor or assign of the Mortgage Loan Borrower or the holder of this Mortgage Loan Note, on or with respect to this Mortgage Loan Note or any of the other “Credit Documents,” as such term is defined in the Agreement, or which in any way relates, directly or indirectly, to the obligations of the Mortgage Loan Borrower to the holder of this Mortgage Loan Note under this Mortgage Loan Note or any of the other Credit Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE MORTGAGE LOAN BORROWER AND THE HOLDER OF THIS MORTGAGE LOAN NOTE HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

[Signatures Begin On The Following Page]

Signature Page to Mortgage Loan Note:

IN WITNESS WHEREOF, the Mortgage Loan Borrower has duly executed this Mortgage Loan Note as of the date first above written.

MORTGAGE LOAN BORROWER:

WITNESS/ATTEST:	LONE STAR ACQUISITION, LLC,
A Delaware limited liability company,
Authorized to do business in Texas under the name
LONE STAR LAND OF HOUSTON, LLC

	By:	LDRV Holdings Corp.,
a Delaware corporation, its Manager

By:
Name:
Title: